As filed with the Securities and Exchange Commission on November 20, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEAZER HOMES USA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1531	58-2086934
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

(770) 829-3700

(Address, including zip code, and telephone number,

including area code, of Registrants’ principal executive offices)

Kenneth F. Khoury

Executive Vice President, General Counsel and Secretary

Beazer Homes USA, Inc.

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

(770) 829-3700

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
6.625% Senior Secured Notes due 2018	$300,000,000	100%	$300,000,000	$40,920
Guarantees(2)	—	—	—	—

(1)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. The proposed maximum offering price is estimated solely for purpose of calculating the registration fee.
(2)	Pursuant to Rule 457(n) of the Securities Act of 1933,as amended, no registration fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

BEAZER HOMES USA, INC.

TABLE OF CO-REGISTRANTS

	State of Incorporation / Formation	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Beazer Homes Corp.	TN	1531	62-0880780
Beazer/Squires Realty, Inc.	NC	1531	56-1807308
Beazer Homes Sales, Inc.	DE	1531	86-0728694
Beazer Realty Corp.	GA	1531	58-1200012
Beazer Homes Holdings Corp.	DE	1531	58-2222637
Beazer Homes Texas Holdings, Inc.	DE	1531	58-2222643
Beazer Homes Texas, L.P.	DE	1531	76-0496353
April Corporation	CO	1531	84-1112772
Beazer SPE, LLC	GA	1531	not applied for(1)
Beazer Homes Investments, LLC	DE	1531	04-3617414
Beazer Realty, Inc.	NJ	1531	22-3620212
Beazer Clarksburg, LLC	MD	1531	not applied for(1)
Homebuilders Title Services of Virginia, Inc.	VA	1531	54-1969702
Homebuilders Title Services, Inc.	DE	1531	58-2440984
Beazer Allied Companies Holdings, Inc.	DE	1531	54-2137836
Beazer Homes Indiana LLP	IN	1531	35-1901790
Beazer Realty Services, LLC	DE	1531	35-1679596
Paragon Title, LLC	IN	1531	35-2111763
Trinity Homes, LLC	IN	1531	35-2027321
Beazer Commercial Holdings, LLC	DE	1531	26-3364372
Beazer General Services, Inc.	DE	1531	20-1887139
Beazer Homes Indiana Holdings Corp.	DE	1531	20-2184688
Beazer Realty Los Angeles, Inc.	DE	1531	20-2495958
Beazer Realty Sacramento, Inc.	DE	1531	20-2495906
BH Building Products, LP	DE	1531	20-2498366
BH Procurement Services, LLC	DE	1531	20-2498277
Arden Park Ventures, LLC	FL	1531	20-5193633
Beazer Mortgage Corporation	DE	6163	58-2203537
Beazer Homes Michigan, LLC	DE	1531	20-3420345
Dove Barrington Development LLC	DE	6531	20-1737164
Elysian Heights Potomia, LLC	VA	6531	30-0237203
Clarksburg Arora LLC	MD	6531	52-2321110
Clarksburg Skylark, LLC	MD	6531	not applied for(1)

The address for each Co-Registrant is 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328.

(1)	Does not have any employees.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, dated November 20, 2012

$300,000,000

Offer to Exchange

6.625% Senior Secured Notes due 2018,

which have been registered under the Securities Act of 1933,

for any and all outstanding

6.625% Senior Secured Notes due 2018,

which have not been registered under the Securities Act of 1933, of

Beazer Homes USA, Inc.

•

We will exchange all original notes that are validly tendered and not withdrawn before the end of the exchange offer for an equal principal amount of new notes that we have registered under the Securities Act of 1933.

•	This exchange offer expires at 5:00 p.m., New York City time, on , 201 , unless extended.

•

No public market exists for the original notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

See “Risk Factors” beginning on page 9 for a discussion of the risks that holders should consider prior to making a decision to exchange original notes for new notes.

The notes will be our senior secured obligations and will rank equally in right of payment with all of our existing and future senior obligations, senior to all of our existing and future subordinated indebtedness and effectively subordinated to our existing and future first-priority secured indebtedness, including indebtedness under the revolving credit facility (as defined herein) to the extent of the value of the assets securing such indebtedness. The notes and related guarantees will be structurally subordinated to all indebtedness and other liabilities of all of our subsidiaries that do not guarantee the notes. The notes will be fully and unconditionally guaranteed jointly and severally on a senior secured basis by each of our subsidiaries that guarantees the revolving credit facility and our outstanding senior notes.

The notes and the guarantees will be secured by (subject to certain exceptions and permitted liens) substantially all the tangible and intangible assets of ours and the guarantors, but excluding in any event the capital stock of any subsidiary or other affiliate held by us or any guarantor. The notes and the guarantees will be effectively subordinated to our revolving credit facility to the extent of the value of the assets securing such facility on a first-priority basis. The notes and the guarantees will be subject to an intercreditor agreement with the lenders under the revolving credit facility. See “Description of the Notes — Security — Intercreditor Agreement.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. A broker-dealer who acquired original notes as a result of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the new notes.

The date of this prospectus is                     , 2012

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of this document.

This prospectus incorporates important business and financial information about the company that is not included in or delivered with this document. For more information regarding the documents incorporated by reference into this prospectus, see “Incorporation of Certain Information by Reference” beginning on page 92. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:

Beazer Homes USA, Inc.

Attn: Secretary

1000 Abernathy Road, Suite 260

Atlanta, Georgia 30328

Telephone: (770) 829-3700

In order to obtain timely delivery, security holders must request the information no later than five business days before                     , 201     , the expiration date of the exchange offer.

i

SUMMARY

This summary highlights selected information from this prospectus. The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider prior to making a decision to exchange original notes for new notes. You should read the entire prospectus carefully, including the “Risk Factors” section beginning on page 9 of this prospectus, and the additional documents to which we refer you. Unless the context requires otherwise, all references to “we,” “us,” “our,”“Beazer Homes” and the “Company” refer specifically to Beazer Homes USA, Inc. and its subsidiaries. References to the “notes” are references to the outstanding 6.625% Senior Secured Notes due 2018 and the exchange 6.625% Senior Secured Notes due 2018 offered hereby, collectively. Definitions for certain other defined terms may be found under “Description of the Notes — Certain Definitions” appearing below.

The Company

Beazer Homes USA, Inc.

We are a geographically diversified homebuilder with active operations in 16 states within three geographic regions in the United States: West, East and Southeast. Our homes are designed to appeal to homeowners at various price points across various demographic segments and are generally offered for sale in advance of their construction. Our objective is to provide our customers with homes that incorporate exceptional value and quality while seeking to maximize our return on invested capital over time.

Our principal executive offices are located at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328, telephone (770) 829-3700. We also provide information about our active communities through our Internet website located at http://www.beazer.com. Except for materials specifically incorporated by reference herein, information on our website is not a part of and shall not be deemed incorporated by reference in this prospectus.

The Exchange Offer

The Exchange Offer	We are offering to exchange up to $300,000,000 aggregate principal amount of our new 6.625% Senior Secured Notes due 2018 (the “new notes”) for up to $300,000,000 aggregate principal amount of our original 6.625% Senior Secured Notes due 2018 (the “original notes”), which are currently outstanding. Original notes may only be exchanged in a minimum principal amount of $2,000 and $1,000 principal increments above such minimum. In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.

Resales Without Further Registration	Based on interpretations by the staff of the Securities and Exchange Commission (the “SEC”) in several no action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 (the “Securities Act”) provided that:

•	you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you in the exchange offer in violation of the provisions of the Securities Act; and

•	you are not our “affiliate,” as defined under Rule 405 of the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

The letter of transmittal states that, by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our reasonable best efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 210 days after the date of this prospectus for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date	5:00 p.m., New York City time, on , 201 , unless we extend the exchange offer.

Accrued Interest on the New Notes and Original Notes	The new notes will bear interest from July 18, 2012 or the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor. Holders of original notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such original notes accrued to the date of issuance of the new notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions which we may waive. See “The Exchange Offer — Conditions.”

Procedures for Tendering Original Notes	Each holder of original notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or if the original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent’s message to the exchange agent at the address listed in this prospectus. You must mail or otherwise deliver the required documentation together with the original notes to the exchange agent.

Special Procedures for Beneficial Holders	If you beneficially own original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact such registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must either arrange to have your original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	You must comply with the applicable guaranteed delivery procedures for tendering if you wish to tender your original notes and:

•	your original notes are not immediately available;

•	time will not permit your required documents to reach the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

•	you cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Withdrawal Rights	You may withdraw your tender of original notes at any time prior to 5:00 p.m., New York City time, on the date the exchange offer expires.

Failure to Exchange Will Affect You Adversely	If you are eligible to participate in the exchange offer and you do not tender your original notes, you will not have further exchange or registration rights and your original notes will continue to be subject to restrictions on transfer under the Securities Act. Accordingly, the liquidity of the original notes will be adversely affected.

Material U.S. Federal Income Tax Consequences	Your participation in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Accordingly, you will not recognize any taxable gain or loss as a result of the exchange. See “Material U.S. Federal Income Tax Consequences of the Exchange Offer.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the Exchange Offer. Deliveries by hand, registered, certified, first class or overnight mail should be addressed to U.S. Bank National Association, 60 Livingston Avenue, EP-MN-WS2N, St. Paul, MN 55107, Attention: Specialized Finance Department, Reference: Beazer Homes USA, Inc. Exchange. For information with respect to the Exchange Offer, contact the Exchange Agent at telephone number (800) 934-6802 or facsimile number (651) 466-7372.

Use of Proceeds	We will not receive any proceeds from the exchange offer. See “Use of Proceeds.”

Summary of Terms of New Notes

The exchange offer constitutes an offer to exchange up to $300,000,000 aggregate principal amount of the new notes for up to an equal aggregate principal amount of the original notes. The new notes will be obligations of Beazer Homes evidencing the same indebtedness as the original notes, and will be entitled to the benefit of the same indenture. The form and terms of the new notes are substantially the same as the form and terms of the original notes except that the new notes have been registered under the Securities Act. See “Description of the Notes.”

Freely Transferable	The new notes will be freely transferable under the Securities Act by holders who are not restricted holders. Restricted holders are restricted from transferring the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. The new notes will be identical in all material respects (including interest rate, maturity and restrictive covenants) to the original notes, with the exception that the new notes will be registered under the Securities Act. See “The Exchange Offer — Terms of the Exchange Offer.”

Registration Rights	The holders of the original notes currently are entitled to certain registration rights pursuant to the registration rights agreement entered into on the issue date of the original notes by and among Beazer Homes, the subsidiary guarantors named therein and the initial purchasers named therein, including the right to cause Beazer Homes to register the original notes for resale under the Securities Act if the Exchange Offer is not consummated prior to the exchange offer termination date. However, pursuant to the registration rights agreement, such registration rights will expire upon consummation of the exchange offer. Accordingly, holders of original notes who do not exchange their original notes for new notes in the exchange offer will not be able to reoffer, resell or otherwise dispose of their original notes unless such original notes are subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

Terms of New Notes

Issuer	Beazer Homes USA, Inc.

Securities	$300.0 million aggregate principal amount of 6.625% senior secured notes due 2018.

Maturity	April 15, 2018.

Interest Payment Dates	April 15 and October 15, commencing on October 15, 2012. Interest will accrue from the date it was most recently paid on the original notes.

Guarantees	On the issue date of the new notes, all payments on the new notes, including principal and interest, will be fully and unconditionally, jointly and severally guaranteed on a senior secured basis by substantially all of our existing subsidiaries.

Collateral	The new notes and related guarantees will be secured by (subject to certain exceptions and permitted liens) substantially all the tangible and intangible assets of ours and the guarantors, but excluding certain excluded assets.

For more details, see the section “Description of the Notes — Security.”

Intercreditor Agreement	The new notes will be expressly junior in priority to the liens that secure our first-priority obligations. As of the issue date of the new notes, the obligations under the revolving credit facility will constitute the only first-priority obligations. The indenture permits certain additional obligations to be incurred and to constitute first-priority obligations. Pursuant to the intercreditor agreement, the liens securing the notes may not be enforced at any time when obligations secured by first-priority liens are outstanding, except for certain limited exceptions. The holders of the priority liens will receive all proceeds from any realization on the collateral or from the collateral or proceeds thereof in any insolvency or liquidation proceeding until the obligations secured by the priority liens are paid in full.

Sharing of Liens	In certain circumstances, we may secure specified indebtedness permitted to be incurred under the indenture governing the notes by granting liens upon any or all of the collateral securing the notes, including on an equal basis with the first-priority liens securing the revolving credit facility, on a pari passu basis with the notes or on a junior basis.

Ranking	The new notes and the guarantees will be our and the guarantors’ senior secured obligations. The indebtedness evidenced by the new notes and the guarantees will:

•	rank senior in right of payment to any of our and the guarantors’ existing and future subordinated indebtedness;

•	rank equally in right of payment with all of our and the guarantors’ existing and future senior indebtedness, including our outstanding senior notes and our revolving credit facility;

•	be secured equally to our and the guarantors’ obligations under any other pari passu lien obligations incurred after the issue date to the extent of the collateral;

•

be effectively subordinated to our and the guarantors’ obligations under our revolving credit facility and any other debt incurred after the issue date that has a first-priority security interest in the collateral (or that has a security interest in assets that do not constitute collateral), in each case to the extent of the collateral or such other assets; and

•

be structurally subordinated to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of our guarantor subsidiaries).

The indenture governing the notes permits additional indebtedness or other obligations to be secured by the collateral (i) on a lien priority basis prior or pari passu with the notes, in each case subject to certain limitations and (ii) on a junior priority basis relative to the notes, without regard to any such limitations.

As of September 30, 2012, we and the guarantors had approximately $8.8 million of indebtedness outstanding secured by non-cash assets that are not part of the collateral.

In addition, as of September 30, 2012, our non-guarantor subsidiaries had outstanding indebtedness and other liabilities (excluding intercompany obligations) of $2.0 million.

Optional Redemption	Prior to July 15, 2015, we may redeem the notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus the make-whole premium described under “Description of the Notes — Optional Redemption.”

We may also redeem any of the notes at any time on or after July 15, 2015, in whole or in part, at the redemption prices described under “Description of the Notes — Optional Redemption,” plus accrued and unpaid interest, if any, to the date of redemption.

In addition, prior to July 15, 2015, we may redeem up to 35% of the aggregate principal amount of the notes issued under the indenture at a redemption price of 106.625% plus accrued and unpaid interest with the net proceeds of certain equity offerings, provided at least 65% of the aggregate principal amount of the notes originally issued remain outstanding immediately after such redemption.

Change of Control; Asset Sale	Upon a change of control, we will be required to make an offer to purchase each holder’s notes at a price of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See “Description of the Notes — Mandatory Offers to Purchase the Notes” and “Certain Covenants — Change of Control.”

If we sell assets under certain circumstances, we will be required to make an offer to purchase the notes at their face amount, plus accrued and unpaid interest to the purchase date. See “Description of the Notes — Mandatory Offers to Purchase the Notes” and “Certain Covenants — Limitations on Asset Sales.”

Certain Covenants	The indenture governing the notes contains covenants that will, among other things, limit our ability and the ability of our restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	create liens on certain assets to secure debt;

•	pay dividends or make other equity distributions;

•	purchase or redeem capital stock;

•	make certain investments;

•	sell assets; and

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

These limitations will be subject to a number of important qualifications and exceptions. See “Description of the Notes — Certain Covenants.”

Absence of a Public Market	The new notes will be a new issue for which there will not initially be a market. Accordingly, we cannot assure you as to the development or liquidity of any market for the new notes.

Risk Factors	You should carefully consider the information under “Risk Factors” beginning on page 9 of this prospectus and all other information included or incorporated by reference in this prospectus prior to making a decision to exchange original notes for new notes.

For additional information regarding the notes, see the “Description of the Notes” section of this prospectus.

Summary Historical Consolidated Financial and Operating Data

Our summary historical consolidated financial and operating data set forth below as of and for each of the three years ended September 30, 2010, 2011 and 2012 are derived from our audited consolidated financial statements. These historical results are not necessarily indicative of the results to be expected in the future. You should also read our historical financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, as well as the section in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are incorporated herein by reference.

	Fiscal Year Ended September 30,
($ in millions)	2010	2011	2012
Statement of Operations Data(1):
Total revenue	$991	$742	$1,006
Gross profit	84	48	105
Operating loss	(113)	(132)	(62)
Net (loss) from continuing operations	(30)	(200)	(136)
Operating Statistics:
Number of new orders, net of cancellations	4,045	3,927	4,901
Units in backlog at end of period(2)	772	1,450	1,923
Number of closings(3)	4,421	3,249	4,428
Average sales price per home closed (in thousands)	$222.1	$219.4	$224.9
Balance Sheet Data (end of period):
Cash, cash equivalents, and restricted cash	$576	$647	$741
Inventory	1,204	1,204	1,112
Total assets	1,903	1,977	1,982
Total debt	1,212	1,489	1,498
Stockholders’ equity	397	198	262
Supplemental Financial Data:
Cash provided by/(used in):
Operating activities	$70	$(179)	$(21)
Investing activities	(6)	(260)	5
Financing activities	(34)	273	134
Interest incurred(4)	127	131	125
Ratio of earnings to fixed charges(5)	—	—	—

(1)	Statement of operations data is from continuing operations. Gross profit includes inventory impairments and lot options abandonments of $49.6 million, $32.5 million and $12.2 million for the fiscal years ended September 30, 2010, 2011 and 2012. Loss from continuing operations includes a gain (loss) on extinguishment of debt of $43.9 million, $(2.9) million and $(45.1) million for the fiscal years ended September 30, 2010, 2011 and 2012. The aforementioned impairment and abandonment charges were primarily related to the deterioration of the homebuilding environment over the past few years.

(2)	A home is included in “backlog” after a sales contract is executed and prior to the transfer of title to the purchaser. Because the closings of pending sales contracts are subject to contingencies, it is possible that homes in backlog will not result in closings.

(3)	A home is included in “closings” when title is transferred to the buyer. Revenue and cost of sales for a house are generally recognized at the date of closing.

(4)	Interest incurred is expensed or, if qualified, capitalized to inventory and subsequently amortized to cost of sales as homes sales are closed.

(5)	“Earnings” consist of (i) income (loss) before income taxes from continuing operations, (ii) amortization of previously capitalized interest and (iii) fixed charges, exclusive of capitalized interest cost. “Fixed charges” consist of (i) interest incurred, (ii) amortization of deferred loan costs and debt discount and (iii) that portion of operating lease rental expense (33%) deemed to be representative of interest. Earnings for the fiscal years ended September 30, 2010, 2011 and 2012 were insufficient to cover fixed charges by $16 million, $71 million and $41 million, respectively.

RISK FACTORS

An investment in the new notes offered hereby involves a high degree of risk. You should carefully consider the following risk factors before you decide whether to invest in the new notes. We urge you to carefully read this prospectus and the documents incorporated by reference herein. You should review all of the risks attendant to being an investor in the new notes prior to making an investment decision. The following is not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our most recent Annual Report on Form 10-K, which is incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Risks Related to the Notes and the Exchange Offer

Certain of our existing debt instruments, including the indenture governing the notes, impose significant restrictions and obligations on us that could adversely affect our liquidity, limit our growth and make it more difficult for us to satisfy our debt obligations.

Certain of our secured and unsecured indebtedness and revolving credit and letter of credit facilities, including the indenture governing the notes, impose certain restrictions and obligations on us. Under certain of these instruments, we must comply with defined covenants which limit our ability to, among other things, incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create liens on our assets. Failure to comply with certain of these covenants could result in an event of default under the applicable instrument. Any such event of default could negatively impact other covenants or lead to cross defaults under certain of our other debt. There can be no assurance that we will be able to obtain any waivers or amendments that may become necessary in the event of a future default situation without significant additional cost or at all.

As of September 30, 2012, we had total outstanding indebtedness of approximately $1.5 billion, net of unamortized discount of approximately $3.1 million and unamortized accretion of $49.2 million. This total indebtedness includes $227.4 million related to our cash secured term loan. Our substantial indebtedness could have important consequences to us and the holders of our securities, including, among other things:

•	causing us to be unable to satisfy our obligations under our debt agreements;

•	making us more vulnerable to adverse general economic and industry conditions;

•	making it difficult to fund future working capital, land purchases, acquisitions, share repurchases, general corporate purposes or other purposes; and

•	causing us to be limited in our flexibility in planning for, or reacting to, changes in our business.

In addition, subject to restrictions in our existing debt instruments and the indenture governing the notes, we may incur additional indebtedness. If new debt is added to our current debt levels, the related risks that we now face could intensify. Our growth plans and our ability to make payments of principal or interest on, or to refinance, our indebtedness, will depend on our future operating performance and our ability to enter into additional debt and/or equity financings. If we are unable to generate sufficient cash flows in the future to service our debt, we may be required to refinance all or a portion of our existing debt, to sell assets or to obtain additional financing. We may not be able to do any of the foregoing on terms acceptable to us, if at all.

Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described herein.

We and our subsidiaries may be able to incur substantial indebtedness in the future. Although the terms of certain of the agreements governing our indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. If we incur any additional secured debt that ranks equally with the notes offered hereby, the holders of that debt will be entitled to share ratably with the holders of the notes in any proceeds distributed in connection with any bankruptcy, liquidation, reorganization or similar proceedings. This may have the effect of reducing the amount of proceeds to you. If new debt is added to our current debt levels, the related risks that we now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things: our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control. In addition, as of September 30, 2012, $369.1 million of our existing senior notes had a maturity date (or put right) earlier than the maturity date of the notes offered hereby, and we will be required to repay or refinance such indebtedness prior to when the notes offered hereby come due.

We cannot assure you that our business will generate cash flow from operations in an amount sufficient to fund our liquidity needs. If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.

Repayment of our debt, including required principal and interest payments on the notes, is dependent in part on cash flow generated by our subsidiaries.

Our subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of our indebtedness, including the notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our subsidiaries may not be able to, or may not be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each subsidiary is a distinct legal entity with no obligation to provide us with funds for our repayment obligations, and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could leave us unable to pay principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further letters of credit or loans available and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to seek waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under the revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation.

Certain other secured indebtedness, including any obligations under our revolving credit facility, will be effectively senior to the notes to the extent of the value of the collateral.

Our revolving credit facility is secured by a first-priority lien on the collateral. In addition, the indenture governing the notes permits us to incur additional indebtedness secured on a first-priority basis by the collateral in the future up to an aggregate amount equal to the greater of $200 million or 15% of our consolidated tangible assets. The first-priority liens on the collateral are higher in priority as to the collateral than the second-priority liens securing the notes and the guarantees. The notes and the related guarantees are secured, subject to permitted liens, by a second-priority lien on the collateral. As a result, upon any distribution to our creditors, liquidation, reorganization or similar proceedings, or following acceleration of any of our indebtedness or an event of default under our indebtedness and enforcement of the collateral, holders of the indebtedness under our revolving credit facility and any other indebtedness collateralized by a first-priority lien in the collateral are entitled to receive proceeds from the realization of value of the collateral to repay such indebtedness in full before the holders of the notes are entitled to any recovery from such collateral.

Accordingly, holders of the notes are only entitled to receive proceeds from the realization of value of the collateral after all indebtedness and other obligations under our revolving credit facility and any other obligations secured by first-priority liens on the collateral are repaid in full. As a result, the notes are effectively junior in right of payment to indebtedness under our revolving credit facility and any other indebtedness collateralized by a first-priority lien in the collateral, to the extent of the realizable value of such collateral.

In addition, the collateral securing the notes will be subject to liens permitted under the terms of the indenture governing the notes and the intercreditor agreement, whether arising before or after the date the new notes are issued. The existence of any permitted liens could adversely affect the value of the collateral securing the notes as well as the ability of the collateral agent to realize or foreclose on such collateral.

The notes are structurally subordinated to all liabilities of our subsidiaries that are not guarantors.

The notes are structurally subordinated to indebtedness and other liabilities of our non-guarantor subsidiaries and joint ventures, and the claims of creditors of these subsidiaries and joint ventures, including trade creditors, have priority as to the assets of these subsidiaries and joint ventures. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any non-guarantor subsidiaries and joint ventures, these entities will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. As of September 30, 2012, our non-guarantor subsidiaries had liabilities (excluding intercompany liabilities) of $2.0 million. In addition, the indenture governing the notes permits, subject to certain limitations, these subsidiaries and joint ventures to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these entities. See note 15 to the audited consolidated financial statements for the year ended September 30, 2012, incorporated by reference in this prospectus, for financial information regarding our non-guarantor subsidiaries.

The indenture governing the notes, our revolving credit facility and the indentures governing our other outstanding notes contain significant operating and financial restrictions which may limit our and our subsidiary guarantors’ ability to operate our and their businesses.

The indenture governing the notes, our revolving credit facility and the indentures governing our other outstanding notes contain significant operating and financial restrictions on us and our subsidiaries. These restrictions limit our and our subsidiaries’ ability to, among other things (not all restrictions are included in each indenture, including the indenture governing the notes):

•	incur additional indebtedness or issue certain preferred shares;

•	create liens on certain assets to secure debt;

•	pay dividends or make other equity distributions;

•	purchase or redeem capital stock;

•	make certain investments;

•	sell assets;

•	agree to restrictions on the ability of restricted subsidiaries to make payments to us;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	engage in transactions with affiliates.

These restrictions could limit our and our subsidiaries’ ability to finance our and their future operations or capital needs, make acquisitions or pursue available business opportunities. In addition, our revolving credit facility requires us to maintain specified financial ratios and to satisfy certain financial covenants. We may be required to take action to reduce our debt or act in a manner contrary to our business objectives to meet these ratios and satisfy these covenants. Events beyond our control, including changes in economic and business conditions in the markets in which we operate, may affect our ability to do so. We may not be able to meet these ratios or satisfy these covenants and we cannot assure you that the lender under our revolving credit facility will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios under, our debt could result in a default under such debt, which could lead to that debt becoming immediately due and payable and, if such debt is secured, foreclosure on our assets that secure that obligation. A default under a debt instrument could, in turn, result in default under other obligations and result in other creditors accelerating the payment of other obligations and foreclosing on assets securing such debt, if any. Any such defaults could materially impair our financial conditions and liquidity.

The holders of the notes will not have the benefit of title insurance or surveys with respect to all of the real property collateral.

We are not required to obtain title insurance or surveys on real properties in cases where we are not required to do so under our revolving credit facility. In cases where we are required to obtain title insurance with respect to any real property collateral under our revolving credit facility, we may satisfy our obligations under the notes by delivery of title insurance with respect to such real property collateral in an aggregate amount of coverage limited to the aggregate principal amount of the notes, which coverage may be allocated to the properties pro rata based on their respective values (or we may deliver other title insurance coverage pursuant to other arrangements that would be commercially reasonable under the circumstances). See “Description of the Notes — Security — Further Assurances.”

Title insurance policies (or endorsements to existing title policies) were not delivered as of the closing date of the offering of the original notes and we will not deliver surveys at all, which will preclude identification of a title defect in the collateral consisting of real property and coverage of losses resulting from any such defect.

In cases where we are required to obtain new title insurance with respect to any real property collateral under our revolving credit facility, we intend to obtain an endorsement to existing title insurance policies or new title insurance policies where required to insure the priority of each of the mortgage liens securing the notes and the guarantees. None of the title insurance policies were delivered on the issue date of the original notes and, as a result, none of the mortgage liens were insured at the time of the issuance of the original notes, and such mortgage liens may be subject to encumbrances that are not permitted encumbrances. Additionally, because we will not be delivering surveys and because some title insurance policies (or endorsements) were not delivered until after the closing date of the offering of the original notes we cannot be certain that prior or existing encumbrances on the real property will not interfere with its use and/or operation. In the absence of a title insurance policy and survey, any mortgage or mortgage modification, delivered may contain errors included in the applicable title or legal description attached to the mortgage or mortgage modification, and we may learn of such errors only following receipt of such title insurance policy or not at all. Any such errors may interfere with the creation of valid liens on the real property collateral. In addition, if a title defect results in a loss, we cannot assure you that any title insurance proceeds received by us will be sufficient to satisfy all obligations, including the notes.

As a result of the foregoing, we cannot assure you that, among other things, (i) the real property encumbered by each mortgage securing the notes and the guarantees includes all of the property owned by us and the guarantors that such mortgage was intended to encumber, (ii) we own the rights to the owned properties that we purport to own in each such mortgage and that our title to such owned real property is not encumbered by liens other than liens permitted by the notes indenture, and (iii) there are no encroachments, adverse possession claims, zoning or other restrictions with respect to such owned real properties.

If we are unable to resolve defects raised in connection with any title insurance policies or otherwise, such mortgages and title insurance policies will be subject to those issues, which defects may have a significant adverse effect on the value of the collateral or any recovery under any title insurance policies.

Security over certain collateral was not in place by the closing date of the offering of the original notes or was not perfected or a valid lien created on such date, which increases the risk that the mortgages or other security interests may be avoidable in bankruptcy.

Certain security interests, including mortgages on the real property collateral securing the notes and the guarantees, were not in place by the closing date of the offering of the original notes and were not perfected or had a valid lien created on such date. If the grantor of any security interest obtained after the closing date of the offering of the original notes were to become the subject of a bankruptcy proceeding after the closing date of the offering of the original notes, any mortgages or security interest in other collateral delivered after such closing date would face a risk of being avoided as a preference under Title 11 of the U.S. Bankruptcy Code if certain events or circumstances exist or occur, including if the grantor is insolvent at the time the security is granted, the security documents would permit you to receive greater recovery than if the security had not been given and, in each case, a bankruptcy proceeding in respect of the grantor is commenced within 90 days following the grant of the liens or security interests (or, in certain circumstances, a period longer than 90 days). If the grant of any such mortgage or other security interest is avoided as a preference, you would lose the benefit of that mortgage or security interest.

There are certain categories of property that are excluded from the collateral.

Certain categories of assets are excluded from the collateral. For example, the collateral does not include:

•	pledges of stock of subsidiaries or other affiliates;

•	real or personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits;

•	real property subject to a lien securing indebtedness incurred for the purpose of financing the acquisition thereof;

•	real property located outside of the United States;

•	unentitled land;

•	real property which is leased or held for the purpose of leasing to unaffiliated third parties;

•

any real property in a community under development with a dollar amount of investment as of the most recent month-end (determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining;

•	up to $25.0 million of assets received in certain asset dispositions or asset swaps or exchanges made in accordance with the indenture;

•	assets with respect to which any applicable law or contract prohibits the creation or perfection of security interests therein; and

•	cash, cash equivalents, deposit accounts and securities accounts (except to the extent any of the foregoing constitutes proceeds of collateral).

In addition, we and the guarantors are not required to execute or deliver any control agreements with respect to any deposit account or securities account. See “Description of the Notes — Security.” If an event of default occurs and the notes are accelerated, the notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property.

The lien ranking provisions of the intercreditor agreement limit the rights of holders of the notes with respect to the collateral, even during an event of default.

The rights of the holders of the notes with respect to the collateral are substantially limited by the terms of the lien ranking agreements set forth in the intercreditor agreement, even during an event of default. Under the intercreditor agreement, at any time that obligations having the benefit of higher priority liens on collateral are outstanding, any actions that may be taken with respect to (or in respect of) such collateral, including the ability to cause the commencement of enforcement proceedings against such collateral and to control the conduct of such proceedings, and the approval of amendments to, releases of such collateral from the lien of, and waivers of past defaults under, such documents relating to such collateral, are at the direction of the holders of the obligations secured by the first-priority liens, and the holders of the notes secured by lower priority liens may be adversely affected. See “Description of the Notes — Security” and “Description of the Notes — Amendment, Supplement and Waiver.” In the event the holders of the indebtedness secured by first-priority liens decide not to proceed against the collateral, the only remedy available to the holders of the notes would be to sue for payment on the notes and the related guarantees. The intercreditor agreement contains certain provisions benefiting holders of indebtedness under our revolving credit facility and our future first lien debt, including provisions prohibiting the trustee and the notes collateral agent from objecting following the filing of a bankruptcy petition to a number of important matters regarding the collateral and the financing to be provided to us. After such filing, the value of this collateral could materially deteriorate and holders of the notes would be unable to raise an objection. In addition, the right of holders of obligations secured by first-priority liens to foreclose upon and sell such collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

The value of the collateral securing the notes may not be sufficient to satisfy our obligations under the notes.

No appraisal of the value of the collateral was made in connection with the offering of the original notes or has been made in connection with the exchange offer. The fair market value of the collateral is subject to fluctuations based on factors that include, among others, the condition of the homebuilding industry, our ability to implement our business strategy, the ability to sell the collateral in an orderly sale, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner and the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the notes.

To the extent that pre-existing liens, liens permitted under the indenture and other rights, including liens on excluded assets, such as those securing purchase money obligations and capital lease obligations granted to other parties (in addition to the holders of obligations secured by first-priority liens), encumber any of the collateral securing the notes and the guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the notes collateral agent, the trustee under the indenture or the holders of the notes to realize or foreclose on the collateral.

The collateral currently secures the revolving credit facility on a first priority basis. In addition, the indenture governing the notes permits us to issue additional secured debt, including debt secured equally and ratably by the collateral. This would reduce amounts payable to holders of the notes from the proceeds of any sale of the collateral and thereby dilute their rights to the collateral. There may not be sufficient collateral to pay off any additional obligations under our revolving credit facility or any additional notes we may issue together with the notes. Consequently, in the event of our, or our subsidiary guarantors’, bankruptcy, insolvency, liquidation, dissolution, reorganization, or similar proceeding, liquidating the collateral securing the notes and the guarantees may not result in proceeds in an amount sufficient to pay any amounts due under the notes after also satisfying the obligations to pay any creditors with prior liens. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the notes, the holders of the notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured, unsubordinated claim against our and the subsidiary guarantors’ remaining assets.

We, in most cases, have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the notes and the guarantees.

In addition, we are not required to comply with all or any portion of Section 314(d) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), if we reasonably determine, in good faith based on advice of counsel, that, under the terms of that Section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or such portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released collateral. For example, so long as no default or event of default under the indenture would result therefrom and such transaction would not violate the Trust Indenture Act, we may, among other things, without any release or consent by the trustee, conduct ordinary course activities with respect to collateral, such as selling, factoring, abandoning or otherwise disposing of collateral. With respect to such releases, we must deliver to the trustee and notes collateral agent, within 15 days of June 30 and December 31, an officer’s certificate to the effect that all releases and withdrawals during the preceding six-month period in which no release or consent of the notes collateral agent was obtained occurred in the ordinary course of our business and that all of the proceeds were used as permitted by the indenture. See “Description of the Notes — Security — Compliance with Trust Indenture Act.”

There are circumstances other than repayment or discharge of the notes under which the collateral securing the notes and guarantees will be released automatically, without your consent or the consent of the trustee.

Under various circumstances, all or a portion of the collateral may be released, including, without limitation:

•

to enable the sale, transfer or other disposal of such collateral in a transaction not prohibited under the indenture or the revolving credit facility, including the sale of any entity in its entirety that owns or holds such collateral; and

•	with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee.

In addition, upon the release of collateral securing first-priority obligations in connection with foreclosure of or other exercise of remedy with respect to such collateral, such collateral shall, subject to the intercreditor agreement, automatically be released and shall no longer secure the notes.

In addition, the guarantee of a subsidiary guarantor will be released in connection with a sale of such subsidiary guarantor in a transaction not prohibited by the indenture.

The indenture also permits us to designate one or more of our restricted subsidiaries that is a guarantor of the notes as an unrestricted subsidiary. If we designate a subsidiary guarantor as an unrestricted subsidiary, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the notes by such subsidiary or any of its subsidiaries will be released under the indenture but, under certain circumstances, not under the revolving credit facility. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released. In addition, the creditors of the unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries. See “Description of the Notes.”

The collateral is subject to casualty risks, which may limit your ability to recover as a secured creditor for losses to the collateral, and which may have an adverse impact on our operations and results.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses, including losses resulting from terrorist acts, that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the notes and the guarantees.

The collateral is subject to condemnation risks, which may limit your ability to recover as a secured creditor for losses to the collateral consisting of mortgaged properties, and which may have an adverse impact on our operations and results.

It is possible that all or a portion of the real property collateral securing the notes and the guarantees may become subject to a condemnation proceeding. In such event, we may be compensated for any complete or partial loss of property but it is possible that such compensation will be insufficient to fully compensate us for our losses. In addition, a complete or partial condemnation may interfere with our ability to use and operate all or a portion of the affected real property collateral, which may have an adverse impact on our operations and results.

Federal and state environmental laws may decrease the value of the collateral securing the notes and may result in you being liable for environmental cleanup costs at our facilities.

The notes and guarantees are secured by liens on real property that may be subject to both known and unforeseen environmental risks, and these risks may reduce or eliminate the value of the real property pledged as collateral for the notes or adversely affect the ability of the debtor to repay the notes. See “Risk Factors — We may incur additional operating expenses due to compliance programs or fines, penalties and remediation costs pertaining to environmental regulation within our markets” and “Business — Government Regulation and Environmental Matters” in our Annual Report on Form 10-K for the year ended September 30, 2011 which is incorporated by reference herein.

Moreover, under some federal and state environmental laws, a secured lender may in some situations become subject to its debtor’s environmental liabilities, including liabilities arising out of contamination at or from the debtor’s properties. Such liability can arise before foreclosure, if the secured lender becomes sufficiently involved in the management of the affected facility. Similarly, when a secured lender forecloses and takes title to a contaminated facility or property, the lender could become subject to such liabilities, depending on the circumstances. Before taking some actions, the collateral agent for the notes may request that you provide for its reimbursement for any of its costs, expenses and liabilities. Cleanup costs could become a liability of the collateral agent for the notes, and, if you agreed to provide for the collateral agent’s costs, expenses and liabilities, you could be required to help repay those costs. You may agree to indemnify the collateral agent for the notes for its costs, expenses and liabilities before you or the collateral agent knows what those amounts ultimately will be. If you agreed to this indemnification without sufficient limitations, you could be required to pay the collateral agent an amount that is greater than the amount you paid for the notes. In addition, rather than acting through the collateral agent, you may in some circumstances act directly to pursue a remedy under the indenture. If you exercise that right, you could be considered to be a lender and be subject to the risks discussed above.

The rights of holders of notes to the collateral securing the notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the notes may not be perfected with respect to the claims of notes if the notes collateral agent has not been able to take the actions necessary to perfect any of these liens. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, can only be perfected at the time such property and rights are acquired and identified and additional steps to perfect in such property and rights are taken. We and the guarantors have limited obligations to perfect the security interest of the holders of notes in specified collateral. There can be no assurance that the trustee or the notes collateral agent will monitor, or that we will inform such trustee or notes collateral agent of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Our failure to meet our obligations to inform the trustee or notes collateral agent of the future acquisition of property or rights that constitute collateral may constitute a breach under the indenture, which may result in the acceleration of our obligations under the notes. However, acceleration of such obligations in such situation may not provide an adequate remedy to you if the value of the collateral is impaired by the failure to perfect the security interest in, or create a valid lien with respect to, such after-acquired collateral. Neither the trustee nor the notes collateral agent has any obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of notes against third parties. In addition, the security interest of the notes collateral agent will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the notes collateral agent may need to obtain the consent of third parties and make additional filings to obtain or enforce a security interest. If the notes collateral agent is unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the collateral or any recovery with respect thereto. We cannot assure you that the notes collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the notes collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

In the event of our bankruptcy, the ability of the holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations.

The ability of holders of the notes to realize upon the collateral will be subject to certain bankruptcy law limitations in the event of our bankruptcy. Under applicable U.S. federal bankruptcy laws, secured creditors are prohibited from, among other things, repossessing their security from a debtor in a bankruptcy case without bankruptcy court approval and may be prohibited from retaining security repossessed by such creditor prior to bankruptcy without bankruptcy court approval. Moreover, applicable federal bankruptcy laws generally permit the debtor to continue to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor receives “adequate protection for the interest in the collateral.”

The secured creditor is entitled to “adequate protection” to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case, but the adequate protection actually provided to a secured creditor may vary according to the circumstances. Adequate protection may include an equity cushion (i.e., the fair market value of the collateral exceeds the amount of the obligations owed to the secured creditors), cash payments or the granting of additional security if and at such times as the court, in its discretion and at the request of such creditor, determines after notice and a hearing that the collateral has diminished or may be diminished in value as a result of the imposition of the automatic stay of repossession of such collateral or the debtor’s use, sale or lease of such collateral during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, we cannot predict whether or when the trustee under the indenture for the notes could foreclose upon or sell the collateral or whether or to what extent holders of notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

In the event of a bankruptcy of us or any of the guarantors, holders of the notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the notes exceed the fair market value of the collateral securing the notes.

In any bankruptcy proceeding with respect to us or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the notes on the date of the bankruptcy filing was less than the then-current principal amount and accrued and unpaid interest of the notes. Upon a finding by the bankruptcy court that the notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the notes would be bifurcated between a secured claim in an amount equal to the value of the collateral and an unsecured claim with respect to the remainder of its claim which would not be entitled to the benefits of security in the collateral.

Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the notes.

Federal and state statutes allow courts, under specific circumstances, to void a guarantor’s guarantee and pledge securing such guarantee and require note holders to return payments received in respect thereof.

If any guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal or state fraudulent transfer law, a court may void, subordinate or otherwise decline to enforce such guarantor’s guarantee or such guarantor’s pledge of assets securing the guarantee. A court might do so if it found that when such guarantor issued the guarantee or one or more of the guarantors made its pledge, or in some states when payments became due under the guarantee, the guarantors received less than reasonably equivalent value or fair consideration and either:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was left with inadequate capital to conduct its business; or

•	believed or reasonably should have believed that it would incur debts beyond its ability to pay.

The court might also void a guarantee or a related pledge by a guarantor, without regard to the above factors, if the court found that the applicable guarantor made its pledge (or guarantee, if applicable) with actual intent to hinder, delay or defraud its creditors.

A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee or its pledge securing the guarantee, if such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or any pledge (or guarantee, if applicable) you may no longer have any claim directly against the applicable guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining obligors, if any. In addition, the court might direct you to repay any amounts that you already received from a guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred and upon the valuation assumptions and methodology applied by the court. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that each guarantor, after giving effect to its guarantee and related pledge and rights of contribution it has against other guarantors, will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not have incurred debts beyond its ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard. The guarantees could be subject to the claim that, since the guarantees and grant of security were incurred for our benefit, and only indirectly for the benefit of the other guarantors, the obligations of the guarantors thereunder were incurred for less than reasonably equivalent value or fair consideration.

Certain of our subsidiaries are not subject to the restrictive covenants in the indenture governing the notes.

Certain of our subsidiaries are not subject to the restrictive covenants in the indenture governing the notes. This means that these entities are able to engage in many of the activities that we and our restricted subsidiaries are prohibited from doing, such as incurring substantial additional debt, securing assets in priority to the claims of the holders of the notes, paying dividends, making investments, selling substantial assets and entering into mergers or other business combinations. These actions could be detrimental to our ability to make payments of principal and interest when due and to comply with our other obligations under the notes, and could reduce the amount of our assets that would be available to satisfy your claims should we default on the notes. In addition, the initiation of bankruptcy or insolvency proceedings or the entering of a judgment against these subsidiaries, or their default under their other credit arrangements, will not result in a cross-default on the notes.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus, without duplication, accrued and unpaid interest and additional interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of all notes delivered by holders seeking to exercise their repurchase rights, particularly as that change of control may trigger a similar repurchase requirement for, or result in an event of default under or the acceleration of, other indebtedness, or that restrictions in our revolving credit facility will not allow such repurchases. Any failure by us to repurchase the notes upon a change of control would result in an event of default under the indenture and may also constitute a cross-default on other indebtedness existing at that time. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of the Notes — Certain Covenants — Change of Control.”

The liens granted by us and certain of our existing and future subsidiaries on substantially all of our assets, subject to certain exceptions, which secure the notes, may prevent us from obtaining additional financing in the future or make the terms of securing such additional financing more onerous to us.

The notes are secured by liens granted by us and certain of our existing and future subsidiaries on substantially all of our assets, subject to certain exceptions. While the terms or availability of additional capital is always uncertain, should we need to obtain additional financing in the future, because of the liens on such assets, it may be even more difficult for us to do so. Lenders from whom, in the future, we may seek to obtain additional financing may be reluctant to loan us funds due to their inability to collateralize all of our assets. Alternatively, if we are able to raise additional financing in the future, the terms of any such financing may be onerous to us. This potential inability to obtain borrowings or our obtaining borrowings on unfavorable terms could negatively impact our operations and impair our ability to maintain sufficient working capital.

The market value of the notes may be exposed to substantial volatility.

A number of factors, including factors specific to us and our business, financial condition and liquidity, the price of our common stock, economic and financial market conditions, interest rates, unavailability of capital and financing sources, volatility levels and other factors could lead to a decline in the value of the notes and a lack of liquidity in any market for the notes. Our existing senior notes are thinly traded, and because the notes offered hereby similarly may be thinly traded, it may be difficult to sell or accurately value the notes. Moreover, if one or more of the rating agencies rates the notes and assigns a rating that is below the expectations of investors, or lowers its or their rating(s) of the notes, the price of the notes would likely decline.

An active trading market may not develop for the new notes.

There is no established public trading market for the notes, and an active trading market may not develop. We do not intend to apply for the notes to be listed on any securities exchange. As a result, there may be limited liquidity of any trading market that does develop for the notes. In addition, the liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for the notes, holders of notes may not be able to sell their notes, or, even if they can sell their notes, they may not be able to sell them at an acceptable price.

The liquidity of any trading market that develops for the notes may be adversely affected by future repurchases by us of notes through exchange offers, open market repurchases, privately negotiated transactions or otherwise.

We have in the past repurchased our securities and may in the future repurchase the notes, through exchange offers, open market repurchase, privately negotiated transactions or otherwise. If a significant percentage of the notes were repurchased or exchanged in any such transaction, the liquidity of the trading market for the notes, if any, may be substantially reduced. Any notes repurchased or exchanged will reduce the amount of notes outstanding. As a result, the notes may trade at a discount to the price at which they would trade if the applicable transaction was not consummated, subject to prevailing interest rates, the market for similar securities and other factors. A smaller outstanding amount of the notes may also make the trading prices of the notes more volatile. If a portion of the notes were repurchased or exchanged in the future, there might not be an active market in the notes and the absence of an active market could adversely affect your ability to trade the notes and the prices at which the notes may be traded.

If you fail to exchange your original notes, you will face restrictions that will make the sale or transfer of your original notes more difficult.

If you do not exchange your original notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from those requirements. To the extent other original notes are tendered and accepted in the exchange offer and you elect not to exchange your original notes, the trading market, if any, for your original notes would be adversely affected because your original notes will be less liquid than the new notes. See “The Exchange Offer — Consequences of Failure to Exchange.”

Some holders that exchange their original notes may be required to comply with registration and prospectus delivery requirements in connection with the sale or transfer of their new notes.

If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are required to comply with the registration and prospectus delivery requirements, then you may face additional burdens on the transfer of your notes and could incur liability for failure to comply with applicable requirements.

FORWARD-LOOKING STATEMENTS

This prospectus (including the documents incorporated by reference herein) contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this prospectus (including the documents incorporated by reference herein) will not be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “estimate,” “project, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will, “‘goal,” “target” or other similar words or phrases. All forward-looking statements are based upon information available to us on the date of this prospectus.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, the risks discussed in the section captioned “Risk Factors” below and in the information included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2012 in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the operations, performance, development and results of our business, but instead are the risks that we currently perceive as potentially being material. Such factors may include:

•

economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market;

•	a slower economic rebound than anticipated, coupled with persistently high unemployment and additional foreclosures;

•	estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled;

•	a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing or a change in tax laws regarding the deductibility of mortgage interest;

•

factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure;

•

the final outcome of various putative class action lawsuits, multi-party suits and similar proceedings as well as the results of any other litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements;

•

our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels;

•	our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing

•	estimates related to the potential recoverability of our deferred tax assets;

•	increased competition or delays in reacting to changing consumer preference in home design;

•	shortages of or increased prices for labor, land or raw materials used in housing production;

•	additional asset impairment charges or writedowns;

•	the impact of construction defect and home warranty claims;

•	the cost and availability of insurance and surety bonds;

•	delays in land development or home construction resulting from adverse weather conditions;

•

potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies;

•	the performance of our unconsolidated entities and our unconsolidated entity partners;

•	potential exposure related to additional repurchase claims on mortgages and loans originated by Beazer Mortgage Corporation;

•	effects of changes in accounting policies, standards, guidelines or principles; or

•	terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all such factors.

THE EXCHANGE OFFER

Terms of the Exchange Offer

Purpose of the Exchange Offer

We sold $300,000,000 in principal amount of the original notes on July 18, 2012, in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the original notes subsequently resold the original notes in reliance on Rule 144A and Regulation S under the Securities Act.

In connection with the sale of original notes to the initial purchasers pursuant to a purchase agreement, dated July 11, 2012, among us and the initial purchasers named therein, the holders of the original notes became entitled to the benefits of a registration rights agreement dated July 18, 2012 among us, the guarantors named therein and the initial purchasers named therein.

The registration rights agreement provides that, unless the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC, we:

•	will file an exchange offer registration statement for the notes with the SEC;

•	will use our commercially reasonable efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act;

•

will use our commercially reasonable efforts to, on or prior to 180 days after July 18, 2012, complete the exchange of the new notes for all original notes tendered prior thereto in the exchange offer; and

•

will keep the registered exchange offer open for not less than 20 business days (or longer if required by applicable law or otherwise extended by us, at our option) after the date notice of the registered exchange offer is mailed to the holders of the original notes.

The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement.

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer in denominations of $2,000 and multiples of $1,000 in excess thereof.

Based on no-action letters issued by the staff of the SEC to third parties we believe that holders of the new notes issued in exchange for original notes may offer for resale, resell and otherwise transfer the new notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as (i) the new notes are acquired in the ordinary course of the holder’s business, (ii) the holder is not engaging in or intending to engage in a distribution of the new notes, and (iii) the holder has no arrangement or understanding with any person to participate in the distribution of the new notes. A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution” for additional information.

We will accept validly tendered original notes promptly following the expiration of the exchange offer by giving written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving the new notes from the issuer and delivering new notes to such holders.

If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under “The Exchange Offer — Conditions” without waiver by us, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder of any such original notes promptly after the expiration date.

Holders of original notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See “The Exchange Offer — Fees and Expenses.”

Shelf Registration Statement

Pursuant to the registration rights agreement, we have agreed to file a shelf registration statement if:

•	we are not permitted to file the exchange offer registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

•	the exchange offer is not consummated within 180 days after the issue date of the original notes; or

•	any holder (other than the initial purchasers) is prohibited by law or the applicable interpretations of the SEC from participating in the exchange offer.

A holder that sells original notes pursuant to the shelf registration statement generally must be named as a selling securityholder in the related prospectus and must deliver a prospectus to purchasers, because a seller will be subject to civil liability provisions under the Securities Act in connection with these sales. A seller of the original notes also will be bound by applicable provisions of the applicable registration rights agreement, including indemnification obligations. In addition, each holder of original notes must deliver information to be used in connection with the shelf registration statement and provide comments on the shelf registration statement in order to have its original notes included in the shelf registration statement and benefit from the provisions regarding any liquidated damages in the registration rights agreement.

We have agreed to file a shelf registration statement with the SEC as promptly as practicable, but in any event within 45 days after being so required, and thereafter use our commercially reasonable efforts to cause a shelf registration statement to be declared effective by the SEC within 90 days after being so required (provided that in no event shall such effectiveness be required prior to 180 days following the issue date of the original notes). In addition, we agreed to use our commercially reasonable efforts to keep that shelf registration statement continually effective, supplemented and amended for a period of two years following the date the shelf registration statement is declared effective (or for a period of one year from the date the shelf registration statement is declared effective and such shelf registration statement is filed at the request of the initial purchasers), or such shorter period which terminates when all notes covered by that shelf registration statement have been sold under it.

Additional Interest in Certain Circumstances

If any of the following, each a “registration default,” occurs:

•

the exchange offer is not completed on or before the 180th calendar day following the issue date of the original notes or, if that day is not a business day, then the next succeeding day that is a business day; or

•

the shelf registration statement is required to be filed but is not filed or declared effective within the time periods required by the registration rights agreement or is declared effective but thereafter ceases to be effective or usable (subject to certain exceptions), the interest rate borne by the notes as to which the registration default has occurred will be increased by 0.25% per annum upon the occurrence of a registration default. This rate will continue to increase by 0.25% each 90-day period that the liquidated damages (as defined below) continue to accrue under any such circumstance. However, the maximum total increase in the interest rate will in no event exceed one percent (1.0%) per annum. We refer to this increase in the interest rate on the notes as “liquidated damages.” Such interest is payable in addition to any other interest payable from time to time with respect to the notes in cash on each interest payment date to the holders of record for such interest payment date. After the cure of registration defaults, the accrual of liquidated damages will stop and the interest rate will revert to the original rate.

Under certain circumstances, we may delay the filing or the effectiveness of the exchange offer or the shelf registration and shall not be required to maintain its effectiveness or amend or supplement it for a period of up to 60 days during any 12-month period. Any delay period will not alter our obligation to pay liquidated damages with respect to a registration default.

The sole remedy available to the holders of the original notes will be the immediate increase in the interest rate on the original notes as described above. Any amounts of additional interest due as described above will be payable in cash on the same interest payment dates as the original notes.

Expiration Date; Extensions; Amendment

We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. The term “expiration date” means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term “expiration date” means the latest date to which the exchange offer is extended.

In order to extend the expiration date, we will notify the exchange agent of any extension by written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Any such announcement will include the principal amount of original notes tendered for exchange as of such date.

We reserve the right:

•

to delay accepting any original notes and to extend the exchange offer or to terminate the exchange offer and not accept original notes not previously accepted if any of the conditions set forth under “Conditions” shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving written notice of such delay, extension or termination to the exchange agent; or

•

to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original notes. (We are required to extend the offering period for certain types of changes in the terms of the exchange offer, for example, a change in the consideration offered or percentage of original notes sought for tender.)

All conditions set forth under “The Exchange Offer — Conditions” must be satisfied or waived prior to the expiration date.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the original notes of such amendment. In the event of a material change in the exchange offer, including the waiver of a material condition by us, we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the notice of the material change.

Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Exchange Offer Procedures

To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile or an agent’s message in connection with a book entry transfer, together with the original notes and any other required documents. To be validly tendered, such documents must reach the exchange agent before 5:00 p.m., New York City time, on the expiration date. Delivery of the original notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the original notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 5:00 p.m., New York City time, on the expiration date. No letter of transmittal or original notes should be sent to us.

Only a holder of original notes may tender original notes in the exchange offer. The term “holder” with respect to the exchange offer means any person in whose name original notes are registered or any other person who has obtained a properly completed bond power from the registered holder.

Any beneficial holder whose original notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its original notes, either make appropriate arrangements to register ownership of the original notes in such holder’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless the original notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible guarantor institution.

If a letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, such original notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the original notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the original notes.

If a letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with such letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding, provided, however, that such determination may be challenged in a court of competent jurisdiction. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the absolute right to waive any irregularities or defects as to the original notes. If we waive any condition of the notes for any note holder, we will waive such condition for all note holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties, provided, however, that such determination may be challenged in a court of competent jurisdiction. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of original notes without cost to such holder, unless otherwise provided in the relevant letter of transmittal, promptly following the expiration date.

In addition, we reserve the absolute right in our sole discretion to:

•

purchase or make offers for any original notes that remain outstanding subsequent to the expiration date or, as set forth under “The Exchange Offer — Conditions,” to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

•	to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

By tendering, each holder will represent to us that, among other things:

•

such holder or other person is not our “affiliate,” as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person;

•	neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such new notes in violation of the Securities Act; and

•	if such holder is not a broker-dealer, neither such holder nor such other person is engaged in or intends to engage in a distribution of the new notes.

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company (“DTC”) for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent’s account with respect to the original notes in accordance with DTC’s procedures for such transfer. Although delivery of the original notes may be effected through book-entry transfer into the exchange agent’s account at DTC, a letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent’s message in lieu of a letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

Holders who wish to tender their original notes and:

•	whose original notes are not immediately available; or

•

who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer; or

•	who cannot complete the procedures for delivery by book-entry transfer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer,

may effect a tender if:

•	the tender is made by or through an “eligible guarantor institution”;

•

prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent receives from such “eligible guarantor institution” a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, a letter of transmittal, or facsimile thereof or agent’s message in lieu of such letter of transmittal, together with the certificate(s) representing the original notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•

a properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificate(s) representing all tendered original notes in proper form for transfer or an agent’s message in the case of delivery by book-entry transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the depositor, who is the person having deposited the original notes to be withdrawn;

•

identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of such original notes into the name of the depositor withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the depositor.

All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties, provided, however, that such determination may be challenged in a court of competent jurisdiction. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to the original notes withdrawn unless the original notes so withdrawn are validly retendered. Any original notes which have been tendered but which are not accepted for exchange will be returned to its holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under “The Exchange Offer — Exchange Offer Procedures” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any new notes for any original notes, and may terminate or amend the exchange offer before the expiration date, if:

•	in the opinion of our counsel, the exchange offer or any part thereof contemplated herein violates any applicable law or interpretation of the staff of the SEC;

•

any action or proceeding shall have been instituted in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or any material adverse development shall have occurred in any such action or proceeding with respect to us;

•	any governmental approval has not been obtained, which approval we shall deem necessary for the consummation of the exchange offer as contemplated hereby;

•	any cessation of trading on any securities exchange, or any banking moratorium, shall have occurred, as a result of which we are unable to proceed with the exchange offer; or

•	a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings shall have been initiated for that purpose.

If any of the foregoing conditions exist, we may, in our reasonable discretion:

•	refuse to accept any original notes and return all tendered original notes to the tendering holders;

•

extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such original notes to withdraw their tendered original notes; or

•

waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the date of such prospectus supplement.

Exchange Agent

We have appointed U.S. Bank National Association as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to U.S. Bank National Association addressed as follows:

By Mail, Overnight Courier or Hand Delivery:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS2N

St. Paul, MN 55107

Attention: Specialized Finance Department

Reference: Beazer Homes USA, Inc. Exchange

By Facsimile:

(651) 466-7372

Attention: Specialized Finance Department

Reference: Beazer Homes USA, Inc. Exchange

To Confirm by Telephone or for Information:

(800) 934-6802

Reference: Beazer Homes USA, Inc. Exchange

U.S. Bank National Association is the trustee under the indenture governing the original notes and the new notes.

Fees and Expenses

We will pay the expenses of soliciting original notes for exchange. The principal solicitation is being made by mail by U.S. Bank National Association as exchange agent. However, additional solicitations may be made by telephone, facsimile or in person by our officers and regular employees and our affiliates and by persons so engaged by the exchange agent.

We will pay U.S. Bank National Association as exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

We will pay all transfer taxes, if any, applicable to the exchange of the original notes in connection with the exchange offer. If, however, certificates representing the new notes or the original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the original notes in this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

Accounting Treatment

The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us.

Consequences of Failure to Exchange

Holders of original notes who are eligible to participate in the exchange offer but who do not tender their original notes will not have any further registration rights, and their original notes will continue to be subject to restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Regulatory Approvals

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Other

Participation in the exchange offer is voluntary and holders of original notes should carefully consider whether to accept the terms and conditions of this exchange offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

Neither our affiliates nor the affiliates of the guarantors have any interest, direct or indirect, in the exchange offer.

USE OF PROCEEDS

This exchange offer is intended to satisfy our obligations to register an exchange offer of the new notes for the original notes required by the registration rights agreement entered into in connection with the offering of the original notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive the outstanding original notes in like principal amount, the terms of which are identical in all material respects to the terms of the new notes, except as otherwise described herein. The original notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth information regarding our ratio of earnings to fixed charges for each of the periods shown. For purposes of calculating this ratio, (i) earnings consist of income (loss) from continuing operations before provision (benefit) for income taxes and fixed charges and (ii) fixed charges consist of interest expense and imputed interest on our lease obligations.

	Fiscal Years ended September 30,
	2008		2009		2010		2011		2012

Ratio of Earnings to Fixed Charges		(a)		(a)		(a)		(a)		(a)

(a)	Earnings for the fiscal years ended September 30, 2008, 2009, 2010, 2011 and 2012 were insufficient to cover fixed charges by $523 million, $37 million, $16 million, $71 million, and $41 million, respectively.

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility — In September 2012, we amended and expanded our Revolving Credit Facility from $22 million to $150 million. The amended three-year amended Revolving Credit Facility provides for future working capital and letter of credit needs collateralized by substantially all of the Company’s personal property (excluding cash and cash equivalents) and real property. This facility is subject to various financial, collateral-based and negative covenants with which we are required to comply. As of September 30, 2012, we were in compliance with all such covenants. We have elected to cash collateralize all letters of credit; however, as of September 30, 2012, we have pledged approximately $0.9 billion of inventory assets to our Senior Revolving Credit Facility to collateralize potential future borrowings or letters of credit. The Revolving Credit Facility contains certain covenants, including negative covenants and financial maintenance covenants, with which we are required to comply. Subject to our option to cash collateralize our obligations under the Revolving Credit Facility upon certain conditions, our obligations under the Revolving Credit Facility are secured by liens on substantially all of our personal property and a significant portion of our owned real properties. There were no outstanding borrowings under the Revolving Credit Facility as of September 30, 2012 or September 30, 2011.

We have entered into stand-alone, cash-secured letter of credit agreements with banks to maintain our pre-existing letters of credit and to provide for the issuance of new letters of credit. The letter of credit arrangements combined with our Revolving Credit Facility provide a total letter of credit capacity of approximately $220.0 million. As of September 30, 2012 and September 30, 2011, we have letters of credit outstanding of $24.7 million and $28.9 million, respectively, which are secured by cash collateral in restricted accounts. The Company may enter into additional arrangements to provide additional letter of credit capacity.

Senior Notes — The majority of our Senior Notes are unsecured or secured obligations ranking pari passu with all other existing and future senior indebtedness. Substantially all of our significant subsidiaries are full and unconditional guarantors of the Senior Notes and are jointly and severally liable for obligations under the Senior Notes and the Revolving Cedit Facility. Each guarantor subsidiary is a 100% owned subsidiary of Beazer Homes. As of September 30, 2012, we were in compliance with all covenants under our Senior Notes.

The indentures under which the Senior Notes were issued contain certain restrictive covenants, including limitations on payment of dividends. At September 30, 2012, under the most restrictive covenants of each indenture, no portion of our retained earnings was available for cash dividends or for share repurchases. The indentures provide that, in the event of defined changes in control or if our consolidated tangible net worth falls below a specified level or in certain circumstances upon a sale of assets, we are required to offer to repurchase certain specified amounts of outstanding Senior Notes. Specifically, certain indentures require us to offer to purchase 10% of the original amount of the Senior Notes at par if our consolidated tangible net worth (defined as stockholders’ equity less intangible assets) is less than $85 million at the end of any two consecutive fiscal quarters. If triggered and fully subscribed, this could result in our having to purchase $62.5 million of notes, based on the original amounts of the applicable notes; however, this amount may be reduced by certain Senior Note repurchases (potentially at less than par) made after the triggering date. As of September 30, 2012, our consolidated tangible net worth was $236.2 million.

In July 2012, we called for redemption of all $250 million outstanding of our 12% senior secured notes due 2017. Cash used for this redemption, including payment of accrued interest and the contractual call premium was approximately $280 million. We recorded a $42.4 million pre-tax loss on debt extinguishment (including write-off of unamortized discount and debt issuance costs) related to the redemption of the 12% senior secured notes due 2017.

In November 2010, we issued $250 million aggregate principal amount of 9  1/8% Senior Notes due May 15, 2019 in a private placement. Interest on these notes is payable semi-annually in cash in arrears, commencing on May 15, 2011. These notes are unsecured and rank equally with our unsecured indebtedness. We may, at our option, redeem the 9  1/8% Senior Notes in whole or in part at any time at specified redemption prices which include a “make whole” provision through May 15, 2014. During fiscal year 2011, we exchanged substantially all of the $250 million 9 1/8% Senior Notes due 2019 for notes that were publicly traded and registered under the Securities Act of 1933.

During fiscal 2012, we redeemed or repurchased in open market transactions $15.0 million of our 9 1/8% Senior Notes due 2019 for an aggregate purchase price of $14.6 million, plus accrued and unpaid interest. These transactions resulted in a gain on debt extinguishment of $30,000, net of unamortized discounts and debt issuance costs. During fiscal 2011, we redeemed or repurchased in open market transactions, $209.5 million principal amount of our Senior Notes ($164.5 million of 6 1/2% Senior Notes due 2013, $37.0 million of 6 7/8% Senior Notes due 2015 and $8.0 million of 8 1/8% Senior Notes due 2016). The aggregate purchase price was $210.0 million in 2011, plus accrued and unpaid interest as of the purchase date. The redemption/repurchase of the notes resulted in a $2.9 million pre-tax loss on extinguishment of debt, net of unamortized discounts and debt issuance costs related to these notes. All Senior Notes redeemed/repurchased by the Company were canceled.

Senior Notes: Tangible Equity Units — In July 2012, we issued 4.6 million 7.50% tangible equity units (TEUs), which were comprised of prepaid stock purchase contracts and senior amortizing notes. As the two components of the TEUs are legally separate and detachable, we have accounted for the two components as separate items for financial reporting purposes and valued them based on their relative fair value at the date of issuance. The amortizing notes are unsecured senior obligations and rank equally with all of our other unsecured indebtedness. Outstanding notes pay quarterly installments of principal and interest through maturity. The prepaid stock purchase contracts were originally accounted for as equity (additional paid in capital) at the initial fair value of these contracts based on the relative fair value method. The prepaid stock purchase contracts related to these July 2012 TEUs are scheduled to be settled in Beazer Homes’ common stock on July 15, 2015.

In May 2010, we issued 3.0 million 7.25% TEUs (the 2010 TEUs). In March 2012, we exchanged 2.8 million shares of our common stock for 2.8 million 2010 TEUs (comprised of prepaid stock purchase contracts and $7.2 million of senior amortizing notes). Since our offer to convert the 2010 TEUs included a premium share component and was not pursuant to the instrument’s original conversion terms, we accounted for the exchange as an induced conversion of the 2010 TEUs. We compared the fair value of the common stock issued to the fair value of the 2010 TEU instruments at the date of acceptance in order to determine the premium of the consideration. This premium was then allocated between the debt and equity components of the 2010 TEUs based on each components relative fair value. The difference between the implied fair value of the amortizing notes (including the premium allocation) and the carrying value of the amortizing notes was recognized as a loss on extinguishment of debt and totaled approximately $0.7 million. The remaining related prepaid stock purchase contracts issued May 2010 will be settled in Beazer Homes’ common stock on August 15, 2013.

Mandatory Convertible Subordinated Notes — On January 12, 2010, we issued $57.5 million aggregate principal amount of 7 1/2% Mandatory Convertible Subordinated Notes due 2013 (the Mandatory Convertible Subordinated Notes). Interest on the Mandatory Convertible Subordinated Notes is payable quarterly in cash in arrears. Holders of the Mandatory Convertible Subordinated Notes have the right to convert their notes, in whole or in part, at any time prior to maturity, into shares of our common stock at a fixed conversion rate of 1.0870 shares per $25 principal amount of notes.

During the quarter ended March 31, 2012, we exchanged 2.2 million shares of our common stock for $48.1 million of our Mandatory Convertible Subordinated Notes. Since our offer to convert these notes included a premium share component, we accounted for the exchange as an induced conversion of these notes. We recognized a $2.0 million inducement expense equal to the fair value of the premium shares issued based on our common stock price as of the date of acceptance. This expense is included in loss on extinguishment of debt for the fiscal year ended September 30, 2012.

At maturity, the remaining $9.4 million of outstanding notes will automatically convert into the Company’s common stock at a defined conversion rate which will range from 0.8909 to 1.0870 (the initial conversion rate)

shares per $25 principal amount of notes based on the then current price of the common stock. The securities are subordinated to nonconvertible debt, the conversion feature is non-detachable and there are no beneficial conversion features associated with this debt. If our consolidated tangible net worth is less than $85 million as of the last day of a fiscal quarter, the Company has the right to require holders to convert all of the notes then outstanding for shares of our common stock at the maximum conversion rate plus a conversion premium as described in the agreement.

Junior Subordinated Notes — On June 15, 2006, we completed a private placement of $103.1 million of unsecured junior subordinated notes which mature on July 30, 2036, are redeemable at par and pay a fixed rate of 7.987% for the first ten years ending July 30, 2016. Thereafter, the securities have a floating interest rate equal to three-month LIBOR plus 2.45% per annum, resetting quarterly. These notes were issued to Beazer Capital Trust I, which simultaneously issued, in a private transaction, trust preferred securities and common securities with an aggregate value of $103.1 million to fund its purchase of these notes. The transaction is treated as debt in accordance with GAAP. The obligations relating to these notes and the related securities are subordinated to the Revolving Credit Facility and the Senior Notes.

On January 15, 2010, we completed an exchange of $75 million of our trust preferred securities issued by Beazer Capital Trust I for a new issue of $75 million of junior subordinated notes due July 30, 2036 issued by the Company (the New Junior Notes). The exchanged trust preferred securities and the related junior subordinated notes issued in 2006 were cancelled effective January 15, 2010. The material terms of the New Junior Notes are identical to the terms of the original trust securities except that when the New Junior Notes change from a fixed rate to a variable rate in August 2016, the variable rate is subject to a floor of 4.25% and a cap of 9.25%. In addition, the Company now has the option to redeem the New Junior Notes beginning on June 1, 2012 at 75% of par value and beginning on June 1, 2022, the redemption price of 75% of par value will increase by 1.785% per year.

The aforementioned exchange has been accounted for as an extinguishment of debt as there has been a significant modification of cash flows and, as such, the New Junior Notes were recorded at their estimated fair value at the exchange date. Over the remaining life of the New Junior Notes, we will increase their carrying value until this carrying value equals the face value of the notes. As of September 30, 2012, the unamortized accretion was $49.2 million and will be amortized over the remaining life of the notes.

As of September 30, 2012, we were in compliance with all covenants under our Junior Notes.

Cash Secured Loans — In November 2010, we entered into two separate loan facilities which allowed for borrowings through May 2011 up to a combined commitment of $275 million. Borrowing under the cash secured loan facilities are considered “refinancing indebtedness” under certain of the Company’s existing indentures and debt covenants. However, because the loans are fully collateralized by cash equal to the loan amount, the loans do not provide liquidity to the Company.

The loans mature in November 2017, however, the lenders of these facilities may put the outstanding loan balances to the Company at the two or four year anniversaries of the loan. Borrowings under the facilities are fully secured by cash held by the lender or its affiliates. This secured cash is reflected as restricted cash on our consolidated balance sheet as of September 30, 2012. We borrowed $32.6 million at inception of the loans. As previously indicated and in order to protect financing capacity available under our covenant refinancing basket related to previous or future debt repayments, we borrowed an additional $214.8 million under the cash secured loan facilities in May 2011. The cash secured loan has an interest rate equivalent to LIBOR plus 0.4% per annum which is paid every three months following the effective date of each borrowing.

During the quarter ended September 30, 2012, we repaid $20 million of the cash secured term loan and amended the cash secured loan facilities to allow additional borrowings up to a combined commitment of $275 million through March 2013. We also restructured the date of which the lenders may “put” the outstanding loan balance to November 2014, removing the original put at the second anniversary of the loan.

Other Secured Notes Payable — We periodically acquire land through the issuance of notes payable. As of September 30, 2012, we had outstanding notes payable of $8.8 million, primarily related to land acquisitions. These notes payable expire during 2012 and had a weighted average fixed rate of 3.79% at September 30, 2012. These notes are secured by the real estate to which they relate.

The agreements governing these secured notes payable contain various affirmative and negative covenants. There can be no assurance that we will be able to obtain any future waivers or amendments that may become necessary without significant additional cost or at all. In each instance, however, a covenant default can be cured by repayment of the indebtedness.

DESCRIPTION OF THE NOTES

Definitions for certain defined terms may be found under “— Certain Definitions” appearing below. References in this “Description of the Notes” to the “Company” refer to Beazer Homes USA, Inc. only and not to any of its subsidiaries unless the context otherwise requires, and references to the “Notes” in this section are references to the outstanding 6.625% Senior Secured Notes due 2018 and the exchange 6.625% Senior Secured Notes due 2018 offered hereby, collectively.

The Notes are issued as a series of securities under an Indenture dated as of July 18, 2012 (the “Indenture”), among the Company, the Subsidiary Guarantors, U.S. Bank National Association, as trustee (the “Trustee”), and Wilmington Trust, National Association (as successor by merger to Wilmington Trust FSB), as collateral agent (the “Notes Collateral Agent”). The following summaries of certain provisions of the Indenture, Security Documents and Intercreditor Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, Security Documents and Intercreditor Agreement, including the definitions of certain terms therein. Wherever particular sections or defined terms of the Indenture not otherwise defined herein are referred to, such sections or defined terms shall be incorporated herein by reference. A copy of the Indenture, Security Documents and Intercreditor Agreement is available to any holder of the Notes upon request to the Company.

General

The Notes are senior secured obligations of the Company. The principal amount of the Notes now outstanding is $300.0 million. The Company may issue additional Notes (“Additional Notes”) from time to time subject to the limitations set forth under “Certain Covenants — Limitations on Additional Indebtedness.” The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture. Unless the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued. The Notes are guaranteed by each of the Subsidiary Guarantors pursuant to the guarantees (the “Subsidiary Guarantees”) described below.

The Notes bear interest at the rate of 6.625% per annum from the Issue Date or, if interest has already been paid, from the date it was most recently paid, payable on April 15 and October 15 of each year, commencing on October 15, 2012, to holders of record (the “Holders”) at the close of business on April 1 or October 1, as the case may be, immediately preceding the respective interest payment date. The Notes will mature on April 15, 2018. Interest is computed on the basis of a 360-day year of twelve 30-day months.

Principal, premium, if any, and interest on the Notes is payable, and the Notes may be presented for registration of transfer or exchange, at the offices of the Trustee. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to Notes represented by one or more permanent global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. The Company may require payment of a sum sufficient to cover any transfer tax or other governmental charge payable in connection with certain transfers or exchanges of the Notes. Initially, the Trustee will act as the Paying Agent and the Registrar under the Indenture. The Company may subsequently act as the Paying Agent and/or the Registrar and the Company may change any Paying Agent and/or any Registrar without prior notice to the Holders.

Ranking

The Notes are senior secured obligations of the Company and rank (x) senior in right of payment to all existing and future Indebtedness of the Company that is, by its terms, expressly subordinated in right of payment to the Notes (or to all senior indebtedness) and pari passu in right of payment with all existing and future Indebtedness of the Company that is not so subordinated, (y) effectively senior to all unsecured Indebtedness to the extent of the value of the Collateral and (z) effectively junior to any obligations of the Company that are either (i) secured by a Lien on the Collateral that is senior or prior to the Liens securing the Notes, including the First Priority Liens securing obligations under the Revolving Credit Facility, and potentially any Permitted Liens or (ii) secured by assets that are not part of the Collateral, in each case to the extent of the value of the assets securing such obligations.

The Subsidiary Guarantees are senior secured obligations of the Subsidiary Guarantors and rank (x) senior in right of payment to all existing and future Indebtedness of the Subsidiary Guarantors that is, by its terms, expressly subordinated in right of payment to the Subsidiary Guarantees (or to all senior indebtedness) and pari passu in right of payment with all existing and future Indebtedness of the Subsidiary Guarantors that is not so subordinated, (y) effectively senior to all unsecured Indebtedness of the Subsidiary Guarantors to the extent of the value of the Collateral and (z) effectively junior to any obligations of any Subsidiary Guarantor that are either (i) secured by a Lien on the Collateral that is senior or prior to the Liens securing the Subsidiary Guarantees, including the First Priority Liens securing obligations under the Revolving Credit Facility, and potentially any Permitted Liens or (ii) secured by assets that are not part of the Collateral, in each case, to the extent of the value of the assets securing such obligations.

As of September 30, 2012, after giving effect to the issuance of the original notes and the redemption of the 2017 notes with the proceeds therefrom, the Company and the Subsidiary Guarantors had approximately $8.8 million of Indebtedness outstanding secured by non-cash assets that are not part of the Collateral, no Indebtedness outstanding secured on a pari passu basis with the Notes and no First Priority Obligations.

In addition, the Notes and the Subsidiary Guarantees are structurally subordinated to all existing and future liabilities of the Company’s Subsidiaries that do not guarantee the Notes. As of September 30, 2012, the Company’s non-guarantor Subsidiaries had approximately $2.0 million of liabilities(excluding intercompany obligations) in the aggregate.

Security

The Notes and the Subsidiary Guarantees are secured by substantially all of the assets of the Company and the Subsidiary Guarantors (other than the Excluded Property (as defined herein)), which is referred to herein as the Collateral. The Collateral initially consisted of the First Priority Collateral, as to which holders of First Priority Obligations (which, as of the Issue Date, consisted of obligations under the Revolving Credit Facility) had a first-priority security interest and the Holders of the Notes and holders of any future Other Pari Passu Lien Obligations will have a second-priority security interest (subject to Permitted Liens). The Revolving Credit Facility currently provides the Company the option of having all or a portion of the collateral thereunder released and replaced with cash collateral. In the event any First Priority Collateral is so released, the Holders of the Notes and holders of any future Other Pari Passu Lien Obligations will have a first-priority security interest in such Collateral (subject to Permitted Liens), unless and until the Company incurs any other First Priority Obligations secured by such Collateral on a first-priority basis.

The Company and the Subsidiary Guarantors are able to incur additional Indebtedness in the future which could share in all or part of the Collateral. The amount of all such additional Indebtedness is limited by the covenants disclosed under “Certain Covenants — Limitations on Liens” and “Certain Covenants — Limitations on Additional Indebtedness.” Under certain circumstances the amount of such additional secured Indebtedness could be significant.

Certain security interests in the Collateral, including all of the mortgages on the real property collateral, were not in place on the date of the Indenture or were not perfected on the date of the Indenture. The Company and the Subsidiary Guarantors agreed to do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Security Documents, promptly following the date of the Indenture, but in any event no later than 90 days thereafter. See “Risk Factors — Risks Related to the Notes and the Exchange Offer — Security over certain collateral was not in place by the closing date of the offering of the original notes or was not perfected or a valid lien created on such date, which increases the risk that the mortgages or other security interests may be avoidable in bankruptcy.”

Collateral

The Collateral has been pledged as collateral to the Notes Collateral Agent for the benefit of the Trustee, the Notes Collateral Agent and the Holders of the Notes. The Notes and Subsidiary Guarantees are secured by second-priority security interests in the First Priority Collateral and first-priority security interests in the Notes Collateral, in each case subject to certain Permitted Liens and encumbrances described in the Security Documents. The Collateral generally consists of the following assets of the Company and the Subsidiary Guarantors, in each case other than assets that constitute Excluded Property:

•	real properties owned by the Company and the Subsidiary Guarantors;

•	all accounts;

•	all inventory and equipment;

•	all patents, trademarks and copyrights;

•	all general intangibles, instruments, books and records and supporting obligations related to the foregoing and proceeds of the foregoing; and

•	substantially all of the other tangible and intangible assets of the Company and the Subsidiary Guarantors.

As of September 30, 2012, owned real properties with an aggregate Book Value of approximately $0.9 billion were included in the collateral securing the Revolving Credit Facility.

Except as provided in the Intercreditor Agreement, Holders will not be able to take any enforcement action with respect to the First Priority Collateral so long as any First Priority Obligations are outstanding.

As set out in more detail below, upon an enforcement event or insolvency proceeding, proceeds from the First Priority Collateral will be applied first to satisfy First Priority Obligations and then to satisfy obligations on the Notes. In addition, the Indenture permits the Company and the Subsidiary Guarantors to create additional Liens under specified circumstances, including certain additional senior Liens on the First Priority Collateral. See the definition of “Permitted Liens.”

After-Acquired Property

If property (other than Excluded Property) is acquired by the Company or a Subsidiary Guarantor that is not automatically subject to a perfected security interest under the Security Documents or a Restricted Subsidiary becomes a Subsidiary Guarantor, or property that was Excluded Property ceases to be Excluded Property, then the Company or such Subsidiary Guarantor will, as soon as practical (but in any event within 60 days) after such property’s acquisition or it no longer being Excluded Property, provide security over such property (or, in the case of a new Subsidiary Guarantor, all of its assets except Excluded Property) in favor of the Notes Collateral Agent and deliver certain certificates and opinions in respect thereof as required by the Indenture or the Security Documents; provided that the failure to deliver mortgages (and related documents) with respect to any real property within any such 60-day period shall not constitute a default under the Indenture until such time as the aggregate Book Value of real properties for which mortgages (and related documents) have not been delivered within such 60-day periods (and remain undelivered at the time of determination) exceeds $25.0 million.

Information Regarding Collateral

The Company will furnish to the Trustee and the Notes Collateral Agent, with respect to the Company or any Subsidiary Guarantor, written notice of any change (within 10 days following such change) in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number. The Company also agrees promptly to notify the Notes Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.

On or prior to December 31 of each year (beginning with December 31, 2013), the Company shall deliver to the Trustee and Notes Collateral Agent a certificate of an authorized officer setting forth the information required pursuant to the schedules required by the Security Documents or confirming that there has been no change in such information since the date of the prior certificate (or the Issue Date in the case of the first such certificate).

Further Assurances

The Company and the Subsidiary Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Notes Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral unless such actions are not required by the Security Documents. Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Notes Collateral Agent, and the Company shall deliver or cause to be delivered to the Notes Collateral Agent all such instruments and documents (including certificates, legal opinions and lien searches) as the Notes Collateral Agent shall reasonably request to evidence compliance with this covenant; provided that with respect to any real property Collateral that secures First Priority Obligations, (x) the Company and the Subsidiary Guarantors shall not be required to deliver or cause to be delivered any such instruments and documents to the extent not required to be delivered to the applicable First Priority Collateral Agent for the benefit of the First Priority Secured Parties, (y) to the extent any title insurance policies are delivered to the applicable First Priority Collateral Agent with respect to any real property Collateral, the Company and the Subsidiary Guarantors may deliver title insurance policies to the Notes Collateral Agent in respect of such real property Collateral in an aggregate amount of coverage limited to the aggregate principal amount of the Notes, which amount of coverage may be allocated proportionately among the properties comprising such real property Collateral according to the respective individual values of such real properties (or the Company and the Subsidiary Guarantors may deliver other title insurance coverage pursuant to other arrangements that would be commercially reasonable under the circumstances taking into account the costs associated therewith and the benefits afforded thereby, including pursuant to all pro tanto endorsements and similar arrangements), and (z) to the extent a survey is delivered to the applicable First Priority Collateral Agent with respect to any real property Collateral, the Company and the Subsidiary Guarantors may deliver a copy of such survey to the Notes Collateral Agent and will otherwise use commercially reasonable efforts to ensure that the title insurance policy issued to the Notes Collateral Agent with respect to such real property contains substantially the same survey coverage as that provided to such First Priority Collateral Agent under its title insurance policy relating to such real property; and provided, further, that with respect to any real property Collateral that does not secure any First Priority Obligations, the Company and the Subsidiary Guarantors shall be required to deliver or cause to be delivered to the Notes Collateral Agent a mortgage, deed of trust or similar instrument with respect to such property but shall not be required to deliver or cause to be delivered any title insurance policies, surveys, appraisals or environmental reports relating thereto.

Security Documents and Certain Related Intercreditor Provisions

The Company, the Subsidiary Guarantors, the Notes Collateral Agent and/or the Trustee have entered into one or more Security Documents creating and establishing the terms of the security interests and Liens that secure the Notes and the Subsidiary Guarantees. These security interests and Liens will secure the payment and performance when due of all of the Obligations of the Company and the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees and the Security Documents, as provided in the Security Documents. The attachment and perfection of the security interests granted to the Notes Collateral Agent in the Collateral Agreement in those items of non-real property Collateral which are of a type such that a security interest therein may be perfected by the filing of Uniform Commercial Code financing statements in the offices of the Secretary of State of the respective jurisdictions of organization of the Company and the Subsidiary Guarantors, or the filing of security agreements with respect to certain intellectual property in the U.S. Patent and Trademark Office or Copyright Office, as applicable, was completed on the Issue Date or promptly thereafter upon acceptance of such financing statements and security agreements for filing in such offices. The First Priority Collateral Agents and holders of First Priority Obligations secured by First Priority Collateral are referred to collectively as “First Priority Secured Parties.” The Trustee, Notes Collateral Agent, each Holder, each other holder of, or obligee in respect of, any Obligations in respect of the Notes outstanding at such time are referred to collectively as the “Noteholder Secured Parties.” The Obligations in respect of the Notes constitute claims separate and apart from (and of a different class from) the First Priority Obligations and are junior to the First Priority Liens with respect to the First Priority Collateral. In certain states, mortgages may be granted solely to a single collateral agent, which holds such mortgages for the benefit of the holders of the First-Priority Liens and the Second Priority Liens.

Intercreditor Agreement

On the Issue Date, the Company, the Subsidiary Guarantors, the Notes Collateral Agent and the First Priority Collateral Agent with respect to the Revolving Credit Facility entered into a joinder to the Intercreditor Agreement. Although the Holders of the Notes and the holders of First Priority Obligations are not party to the Intercreditor Agreement, by their acceptance of the Notes and First Priority Obligations, respectively, they will each agree to be bound thereby. The Indenture provides that the Intercreditor Agreement may be amended from time to time without the consent of the Holders or the holders of First Priority Obligations to add other parties holding Other Pari Passu Lien Obligations or other First Priority Obligations, in each case to the extent permitted to be incurred under the Indenture and other applicable agreements. See “Amendment, Supplement and Waiver.”

The aggregate amount of the obligations secured by the First Priority Collateral may, subject to the limitations set forth in the Indenture, be increased. A portion of the obligations secured by the First Priority Collateral consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and such obligations may, subject to the limitations set forth in the Indenture, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Liens held by the Noteholder Secured Parties (relative to those of the First Priority Secured Parties) or the provisions of the Intercreditor Agreement defining the relative rights of the parties thereto. The Lien priorities provided for in the Intercreditor Agreement shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, replacement, renewal, restatement or refinancing of either the obligations secured by the First Priority Collateral or the obligations secured by the Notes Collateral, by the release of any Collateral or of any guarantees securing any secured obligations or by any action that any representative or secured party may take or fail to take in respect of any Collateral. Notwithstanding any failure by any First Priority Secured Party or Noteholder Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the First Priority Secured Parties or the Noteholder Secured Parties, the priority and rights with respect to the Collateral as between the First Priority Secured Parties and the Noteholder Secured Parties, as among the First Priority Secured Parties and as between the Noteholder Secured Parties and the holders of Other Pari Passu Lien Obligations, are, in each case, as set forth in the Intercreditor Agreement.

Each Security Document contains a provision that the Liens created thereby and the exercise of rights and remedies thereunder are subject to the provisions of the Intercreditor Agreement and, in the event of any conflict between the terms of the Intercreditor Agreement and the terms of such Security Document, the terms of the Intercreditor Agreement shall govern and control.

All rights, interests, agreements and obligations of the First Priority Collateral Agents and the Notes Collateral Agent, respectively, under the Intercreditor Agreement shall remain in full force and effect irrespective of: (i) any lack of validity or enforceability of any First Priority Documents or any operative agreement evidencing or governing the obligations that are secured by Second Priority Liens; (ii) except as otherwise expressly set forth in the Intercreditor Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Priority Obligations or the obligations that are secured by Second Priority Liens, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First Priority Document or any operative agreement evidencing or governing the obligations that are secured by Second Priority Liens; (iii) except as otherwise expressly set forth in the Intercreditor Agreement, any exchange, release, avoidance, invalidation, subordination or non-perfection of any security interest in any Collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Priority Obligations or the obligations that are secured by Second Priority Liens or any guaranty thereof; (iv) the commencement of any insolvency or liquidation proceeding in respect of the Company or any Subsidiary Guarantor; or (v) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company or any Subsidiary Guarantor.

Control Over Collateral and Enforcement of Liens

Pursuant to the terms of the Intercreditor Agreement, prior to the Discharge of First Priority Obligations with respect to any First Priority Collateral, the applicable First Priority Collateral Agent has the exclusive right to control the time and method by which the security interests in such First Priority Collateral are enforced, including, without limitation, following the occurrence of an Event of Default under the Indenture. Prior to the Discharge of First Priority Obligations with respect to any First Priority Collateral, the Noteholder Secured Parties are not permitted to enforce their security interests in such First Priority Collateral even if any Event of Default under the Indenture has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, solely as necessary to file a proof of claim or statement of interest or, subject to the terms of the Intercreditor Agreement, protect their security interests with respect to the Obligations under the Notes and Subsidiary Guarantees or (b) certain protective actions in order to prove, preserve, perfect or protect (but not enforce) their security interests and rights in, and the perfection and priority of their Liens on, such First Priority Collateral.

Any proceeds from any First Priority Collateral received in any insolvency or liquidation proceeding or pursuant to any enforcement of remedies against the First Priority Collateral will be applied to repay the applicable First Priority Obligations in full (including any post-petition interest thereon and a requirement to cash collateralize letters of credit at up to 105% of the face amount thereof) until the Discharge of First Priority Obligations has occurred prior to being applied to the repayment of any Obligations owing to the Noteholder Secured Parties and the holders of the Other Pari Passu Lien Obligations.

After the Discharge of First Priority Obligations with respect to any First Priority Collateral, the Notes Collateral Agent will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration, including any amounts owed to the Trustee in its capacity as Trustee or the Notes Collateral Agent in its capacity as Notes Collateral Agent) of such First Priority Collateral received by it under the Security Documents for the ratable benefit of the Noteholder Secured Parties.

None of the Collateral was or will be appraised in connection with the issuance of the Notes. The aggregate Book Value of the owned real property included as Collateral as of September 30, 2012 was approximately $0.9 billion, which does not include the impact of inventory investments, home deliveries or impairments thereafter. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of the homebuilding industry, the Company’s ability to implement its business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the proceeds from any sale or liquidation of the Collateral may not be sufficient to pay the Company’s Obligations under the Notes. In addition, the fact that the First Priority Secured Parties will receive proceeds from enforcement of the First Priority Collateral before Noteholder Secured Parties, and that other Persons may have first-priority Liens in respect of assets subject to Permitted Liens, could have a material adverse effect on the amount that would be realized upon a liquidation of the Collateral. Accordingly, proceeds of any sale of the Collateral pursuant to the Indenture and the related Security Documents following an Event of Default may not be sufficient to satisfy, and may be substantially less than, amounts due under the Notes.

If the proceeds of the Collateral were not sufficient to repay all amounts due on the Notes, the Holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Company and the Subsidiary Guarantors. To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by the Company or the Subsidiary Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Notes Collateral Agent, the Trustee or the Holders of the Notes to realize or foreclose on Collateral.

The Intercreditor Agreement provides that, as between collateral agents in whose favor equal priority Liens have been granted on the applicable Collateral for the benefit of holders of different series of Indebtedness (e.g., the Notes Collateral Agent and the collateral agent for any Other Pari Passu Lien Obligations as to their respective Liens on the Notes Collateral), the “Applicable Authorized Representative” has the right to direct foreclosures and take other actions with respect to the applicable Collateral and the other collateral agent has no right to take actions with respect to such Collateral. The Applicable Authorized Representative shall be the collateral agent representing the series of Indebtedness with the greatest outstanding aggregate principal amount.

No Duties of First Priority Collateral Agent

The Intercreditor Agreement provides that no First Priority Secured Party will generally have any duties or other obligations to any Noteholder Secured Party with respect to the First Priority Collateral, other than, with respect to a First Priority Collateral Agent, serving as gratuitous bailee for the benefit of the Notes Collateral Agent with respect to certain First Priority Collateral to the extent that possession or control thereof is taken to perfect a Lien thereon. The duties or responsibilities of a First Priority Collateral Agents shall be limited solely to holding such Collateral as bailee and delivering such Collateral to the Notes Collateral Agent upon a Discharge of First Priority Obligations. No First Priority Collateral Agent shall, by reason of so acting, have a fiduciary relationship in respect of the Notes Collateral Agent or any other Noteholder Secured Party. In addition, the Intercreditor Agreement further provides that, until the Discharge of First Priority Obligations with respect to any First Priority Collateral, the applicable First Priority Collateral Agent is entitled, for the benefit of the applicable First Priority Secured Parties, to sell, transfer or otherwise dispose of or deal with such First Priority Collateral without regard to any security interest that are junior relative to those of the applicable First Priority Secured Parties therein or any rights to which any Noteholder Secured Party would otherwise be entitled as a result of such junior-priority security interest. Without limiting the foregoing, the Notes Collateral Agent has agreed in the Intercreditor Agreement that no First Priority Secured Party will have any duty or obligation first to marshal or realize upon the First Priority Collateral, or to sell, dispose of or otherwise liquidate all or any portion of the First Priority Collateral, in any manner that would maximize the return to the Noteholder Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Noteholder Secured Parties from such realization, sale, disposition or liquidation.

The Notes Collateral Agent has agreed in the Intercreditor Agreement for the Noteholder Secured Parties, that the Noteholder Secured Parties will waive any claim that may be had against any First Priority Secured Party arising out of (i) any actions which any First Priority Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any First Priority Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the First Priority Collateral and actions with respect to the collection of any claim for all or any part of the First Priority Obligations from any account debtor, guarantor or any other party) or the valuation, use, protection or release of any security for such First Priority Obligations, (ii) any election by any First Priority Secured Party, in any proceeding instituted under Title 11 of the United States Code (the “Bankruptcy Code”) of the application of Section 1111(b) of the Bankruptcy Code or (iii) any borrowing of, or grant of a security interest or administrative expense priority under Sections 363 and 364 of the Bankruptcy Code to the Company or any of its Subsidiaries as debtors-in-possession. Except as otherwise expressly required by the TIA, the Trustee will generally not have any duties or other obligations to any Noteholder Secured Party with respect to the Collateral and will not be liable by reason of any act or omission of the Notes Collateral Agent.

No Interference; Payment Over; Reinstatement

The Notes Collateral Agent has agreed in the Intercreditor Agreement for the Noteholder Secured Parties, that prior to the Discharge of First Priority Obligations with respect to any First Priority Collateral:

•

it will not challenge or question in any proceeding the validity or enforceability of any first-priority security interest in such First Priority Collateral, the validity, attachment, perfection or priority of any Lien held by any applicable First Priority Secured Party, or the validity or enforceability of the priorities, rights or duties established by or other provisions of the Intercreditor Agreement;

•

it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of such First Priority Collateral by any applicable First Priority Secured Party;

•

it will have no right to (A) direct any First Priority Secured Party to exercise any right, remedy or power with respect to such First Priority Collateral or (B) consent to the exercise by any First Priority Secured Party of any right, remedy or power with respect to such First Priority Collateral;

•

it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and no First Priority Secured Party will be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to such First Priority Collateral in accordance with the terms of the Intercreditor Agreement;

•

it will not object to any waiver or forbearance by the applicable First Priority Collateral Agent from or in respect of bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to such First Priority Collateral;

•	it will not seek, and will waive any right, to have such First Priority Collateral or any part thereof marshaled upon any foreclosure or other disposition of such First Priority Collateral; and

•	it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the Intercreditor Agreement;

provided, that nothing in the Intercreditor Agreement shall be deemed to waive any rights granted under applicable law that the Notes Collateral Agent may have on behalf of the holders of the Notes to a commercially reasonable disposition of the Collateral.

If any First Priority Secured Party is required in any insolvency or liquidation proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any Subsidiary Guarantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason (any such amount, a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties to the Intercreditor Agreement, the applicable First Priority Obligations shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and such holder of First Priority Obligations shall be entitled to a reinstatement of First Priority Obligations with respect to all such recovered amounts and shall have all rights under the Intercreditor Agreement. If the Intercreditor Agreement was terminated (in whole or in part) prior to such Recovery, the Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties thereto. Any First Priority Collateral received by a Noteholder Secured Party prior to the time of such Recovery shall be deemed to have been received prior to the Discharge of First Priority Obligations with respect to such First Priority Collateral and subject to the provisions of the immediately following paragraph.

The Notes Collateral Agent has agreed in the Intercreditor Agreement for the Noteholder Secured Parties that if any Noteholder Secured Party obtains possession of the First Priority Collateral or realizes any proceeds or payment in respect of the First Priority Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time prior to the Discharge of First Priority Obligations with respect to such First Priority Collateral, then it will hold such First Priority Collateral, proceeds or payment in trust for the applicable First Priority Secured Parties and transfer such First Priority Collateral, proceeds or payment, as the case may be, to the applicable First Priority Collateral Agent. The Notes Collateral Agent has further agreed in the Intercreditor Agreement for the Noteholder Secured Parties that if, at any time, all or part of any payment with respect to any First Priority Obligations secured by any First Priority Collateral previously made shall be Recovered from a First Priority Secured Party, then the Notes Collateral Agent will promptly pay over to the applicable First Priority Collateral Agent any payment received by it (and not otherwise Recovered from it) in respect of any such First Priority Collateral and shall promptly turn any such First Priority Collateral then held by it over to the applicable First Priority Collateral Agent, and the provisions set forth in the Intercreditor Agreement will be reinstated as if such payment had not been made, until the Discharge of First Priority Obligations with respect to such First Priority Collateral; provided, that in order to exercise its rights under this provision, the First Priority Collateral Agent shall have first defended itself and the holders of the First Priority Obligations against any such Recovery actions.

Agreements With Respect to Bankruptcy or Insolvency Proceedings

If any First Priority Collateral Agent consents to financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code which is to be secured by any First Priority Collateral or the use of cash collateral representing proceeds of First Priority Collateral under Section 363 of the Bankruptcy Code, the Notes Collateral Agent has agreed in the Intercreditor Agreement for the Noteholder Secured Parties, that it will raise no objection to any such financing or to the Liens on such First Priority Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes First Priority Collateral, unless such DIP Financing, DIP Financing Liens or use of cash collateral is not permitted under the applicable First Priority Documents so long as:

(i) either (x) all DIP Financing Liens are senior to, or rank pari passu with, the Liens of the applicable First Priority Secured Parties in such First Priority Collateral (in which case, the Notes Collateral Agent will agree for the Noteholder Secured Parties, to subordinate the Liens of the Noteholder Secured Parties in such First Priority Collateral to the First Priority Liens in such First Priority Collateral and the DIP Financing Liens) or (y) the Liens of the Notes Collateral Agent are not subordinated to such DIP Financing Liens;

(ii) the Noteholder Secured Parties retain liens on all such First Priority Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code, subject to any super-priority ranking of liens in favor of the DIP Lenders as provided above and any “carve out” for administrative expenses agreed to by the applicable First Priority Collateral Agent;

(iii) the terms of such DIP Financing or use of cash collateral do not require the Company or any Subsidiary Guarantor to seek approval for any plan of reorganization that is a Non-Conforming Plan of Reorganization; and

(iv) the terms of such DIP Financing do not require any Noteholder Secured Parties to extend additional credit or incur any monetary obligations in connection with such DIP Financing without the consent of such Noteholder Secured Parties.

Nothing in the Indenture or the Intercreditor Agreement will be deemed to preclude the Noteholder Secured Parties (or any of them) from offering competing DIP Financing secured by Liens subordinate to the First Priority Liens.

The Notes Collateral Agent has agreed in the Intercreditor Agreement for each of the Noteholder Secured Parties that they will:

(i) not object to or oppose a sale or other disposition of any First Priority Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code if the applicable First Priority Secured Parties shall have consented to such sale or disposition of such First Priority Collateral and the proceeds of such sale or disposition are applied in accordance with the Intercreditor Agreement. Notwithstanding the foregoing, the Intercreditor Agreement shall not be construed to prohibit the Noteholder Secured Parties from exercising a credit bid under Section 363(k) of the Bankruptcy Code in a sale or other disposition of any First Priority Collateral under Section 363 of the Bankruptcy Code; provided that in connection with and immediately after giving effect to any such sale pursuant to such credit bid under Section 363(k) of the Bankruptcy Code there occurs a Discharge of First Priority Obligations with respect to such First Priority Collateral;

(ii) not object to or otherwise contest (or support any other Person contesting), any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of any First Priority Collateral made by the applicable First Priority Secured Parties;

(iii) until the Discharge of First Priority Obligations with respect to any First Priority Collateral, not seek (or support any other Person seeking) relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of such First Priority Collateral, without the prior written consent of the applicable First Priority Collateral Agent;

(iv) not object to, or otherwise contest (or support any Person contesting), (a) any request by any of the First Priority Secured Parties for adequate protection on account of any applicable First Priority Collateral or (b) any objection by any of the First Priority Secured Parties to any motion, relief, action or proceeding based on the applicable First Priority Collateral Agent’s or such holder of First Priority Obligations’ claiming a lack of adequate protection with respect to such First Priority Collateral;

(v) until the Discharge of First Priority Obligations with respect to any First Priority Collateral, not assert or enforce (or support any Person asserting or enforcing) any claim under Section 506(c) of the Bankruptcy Code senior to or pari passu with the Liens on such First Priority Collateral securing the applicable First Priority Obligations for costs or expenses of preserving or disposing of any such First Priority Collateral; and

(vi) not oppose or otherwise contest (or support any other Person contesting) any lawful exercise by the First Priority Secured Parties of the right to credit bid under Section 363(k) of the Bankruptcy Code at any sale of First Priority Collateral.

In addition, no Noteholder Secured Party will file or prosecute in any insolvency or liquidation proceeding any motion for adequate protection (or any comparable request for relief) based upon its respective security interests in any First Priority Collateral, except that:

(i) any of them may freely seek and obtain adequate protection of their interests that is junior to the protection provided to the First Priority Obligations, including relief granting a junior Lien co-extensive in all respects with, but subordinated to, all Liens granted in the insolvency or liquidation proceeding to, or for the benefit of, the holders of the applicable First Priority Obligations on the same basis as Second Priority Liens under the Intercreditor Agreement (and the Intercreditor Agreement provides that the applicable First Priority Secured Parties will not object to the granting of such junior Lien); and

(ii) any of them may freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the Discharge of First Priority Obligations with respect to such First Priority Collateral.

Without limiting the generality of any provisions of the Intercreditor Agreement, any vote to accept and any other act to support the confirmation or approval of any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of the Intercreditor Agreement.

The Notes Collateral Agent has agreed in the Intercreditor Agreement for the Noteholder Secured Parties that (a) the Noteholder Secured Parties’ claims against the Company and the Subsidiary Guarantors in respect of the First Priority Collateral constitute junior secured claims separate and apart (and of a different class) from the senior secured claims of the holders of First Priority Obligations against the Company and the Subsidiary Guarantors in respect of the First Priority Collateral, (b) the First Priority Obligations include all interest that accrues after the commencement of any insolvency or liquidation proceeding of the Company or any Subsidiary Guarantor at the rate provided for in the applicable First Priority Documents, regardless of whether a claim for post-petition interest is allowed or allowable in any such insolvency or liquidation proceeding and (c) the Intercreditor Agreement constitutes a “subordination agreement” under Section 510 of the Bankruptcy Code.

Insurance

Until written notice by the applicable First Priority Collateral Agent to the Trustee that the Discharge of First Priority Obligations with respect to any First Priority Collateral has occurred, as between such First Priority Collateral Agent, on the one hand, and the Noteholder Secured Parties, on the other hand, only such First Priority Collateral Agent will have the right (subject to the rights of the Company and the Subsidiary Guarantors under the applicable First Priority Documents) to adjust or settle any insurance policy or claim covering or constituting such First Priority Collateral in the event of any covered loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting such First Priority Collateral. To the extent that an insured loss covers or constitutes both First Priority Collateral and Notes Collateral, then the applicable First Priority Collateral Agents and the Notes Collateral Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Company and the Subsidiary Guarantors under the applicable First Priority Documents and the Notes) under the relevant insurance policy.

Refinancings of the First Priority Obligations and the Notes

The First Priority Obligations and the obligations under the Indenture and the Notes may be refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under the applicable First Priority Documents, the Indenture or the Security Documents) of any First Priority Secured Party or any Noteholder Secured Party, all without affecting the Lien priorities provided for in the Intercreditor Agreement; provided, however, that the holders of any such refinancing or replacement Indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of the Intercreditor Agreement pursuant to such documents or agreements (including amendments or supplements to the Intercreditor Agreement) as any First Priority Collateral Agent or Notes Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to such First Priority Collateral Agent or Notes Collateral Agent, as the case may be.

In addition, if at any time in connection with or after the Discharge of First Priority Obligations with respect to any First Priority Collateral, the Company enters into any refinancing of the First Priority Obligations secured by such First Priority Collateral on a first-priority basis which qualifies as Permitted Liens under clause (xi) of the definition thereof, then such Discharge of First Priority Obligations shall automatically be deemed not to have occurred for all purposes of the Intercreditor Agreement and the Indenture, and the obligations under such refinancing shall automatically be treated as First Priority Obligations for all purposes of the Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of such First Priority Collateral set forth therein.

In connection with any refinancing or replacement contemplated by the foregoing, the Intercreditor Agreement may be amended at the request and sole expense of the Company, and without the consent of any Holder of Notes, (a) to add parties (or any authorized agent or trustee therefor) providing any such refinancing or replacement Indebtedness in compliance with the applicable First Lien Documents and the Indenture, (b) to establish that Liens on any Notes Collateral securing such refinancing or replacement Indebtedness shall have the same priority (or junior priority) as the Liens on any Notes Collateral securing the Indebtedness being refinanced or replaced and (c) to establish that the Liens on any First Priority Collateral securing such refinancing or replacement indebtedness shall have the same priority (or junior priority) as the Liens on any First Priority Collateral securing the Indebtedness being refinanced or replaced, all on the terms provided for herein immediately prior to such refinancing or replacement.

Subject to the terms of the Security Documents, the Company and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral, to freely operate the Collateral and to collect, invest and dispose of any income therefrom. See “Risk Factors — Risks Related to the Notes and the Exchange Offer — We, in most cases, have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the notes and the guarantees.”

Release of Collateral

The Company and the Subsidiary Guarantors will be entitled to the releases of property and other assets included in the Collateral from the Liens securing the Notes under any one or more of the following circumstances:

•	to enable the disposition of such property or assets to the extent not prohibited under the covenant described under “Limitation on Asset Sales”;

•	with respect to any property or assets constituting Collateral, when such property or asset constitutes Excluded Property;

•	in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee, the release of the property and assets of such Subsidiary Guarantor; or

•	as described under “— Amendment, Supplement and Waiver” below.

In addition, with respect to any First Priority Collateral, and notwithstanding the existence of any Event of Default but subject to the Intercreditor Agreement, the second-priority lien on such First Priority Collateral securing the Notes shall also terminate and be released automatically to the extent the First Priority Liens on such First Priority Collateral are released by the applicable First Priority Collateral Agent in connection with the foreclosure of, or other disposition in connection with the exercise of remedies with respect to, such First Priority Collateral by such First Priority Collateral Agent (except with respect to any proceeds of such sale, transfer or disposition that remain after satisfaction in full of the applicable First Priority Obligations). The Notes Collateral Agent shall, at no cost to the Notes Collateral Agent, promptly execute and deliver such release documents and instruments and shall take such further actions as any First Priority Collateral Agent shall reasonably request to evidence any release of the second-priority lien as described above.

The security interests in all Collateral securing the Notes and Subsidiary Guarantees also will be released upon (i) payment in full of the principal of, together with accrued and unpaid interest on, the Notes and all other Obligations under the Indenture, the Subsidiary Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid or (ii) a legal defeasance or covenant defeasance under the Indenture or a discharge of the Indenture, in each case as described under “— Discharge and Defeasance of Indenture.”

Compliance with Trust Indenture Act

The Indenture provides that the Company will comply with the provisions of TIA § 314 to the extent applicable. To the extent applicable, the Company will cause TIA § 313(b), relating to reports, TIA § 314(b), relating to opinions, and TIA § 314(d), relating to the release of property or securities subject to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) shall be made by an officer or legal counsel, as applicable, of the Company, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected by or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA § 314(d) if it reasonably determines in good faith based on the advice of counsel that under the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA § 314(d) is inapplicable to any release or series of releases of Collateral.

Without limiting the generality of the foregoing, certain no action letters issued by the SEC have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act. The Company and the Subsidiary Guarantors may, subject to the provisions of the Indenture, among other things, without any release or consent by the Noteholder Secured Parties, conduct ordinary course activities with respect to the Collateral, including, without limitation:

•

selling or otherwise disposing of, in any transaction or series of related transactions, any property subject to the Lien of the Security Documents that has become worn out, defective, obsolete or not used or useful in the business;

•	abandoning, terminating, canceling, releasing or making alterations in or substitutions of any leases or contracts subject to the Lien of the Indenture or any of the Security Documents;

•	surrendering or modifying any franchise, license or permit subject to the Lien of the Security Documents that it may own or under which it may be operating;

•	altering, repairing, replacing, changing the location or position of and adding to its structures, machinery, systems, equipment, fixtures and appurtenances;

•	granting a license of any intellectual property;

•

selling, transferring or otherwise disposing of inventory, including dispositions of real estate assets in bulk and sales of parcels of land, in the ordinary course of the Company’s or any Subsidiary’s Real Estate Business as determined in good faith by the Company;

•	collecting accounts receivable in the ordinary course of business (as determined in good faith by the Company) as permitted by the covenant described under “Limitations on Asset Sales”;

•

making cash payments (including for the repayment of Indebtedness or interest) from cash that is at any time part of the Collateral in the ordinary course of business (as determined in good faith by the Company) that are not otherwise prohibited by the Indenture and the Security Documents; and

•	abandoning any intellectual property that is no longer used or useful in the Company’s business,

provided that the Company and the Subsidiary Guarantors must, to the extent required by applicable SEC interpretations, deliver to the Notes Collateral Agent and Trustee, semi-annually within 15 days following each June 30 and December 31, an Officer’s Certificate to the effect that all releases and withdrawals during the preceding six-month period in which no release or consent of the Notes Collateral Agent was obtained occurred in the ordinary course of their business and that all of the proceeds were used as permitted by the Indenture.

No Impairment of the Security Interests

Neither the Company nor any of the Subsidiary Guarantors is permitted to take any action, or knowingly or negligently omit to take any action, which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Notes Collateral Agent, the Trustee and the Holders of the Notes.

The Indenture provides that any release of Collateral in accordance with the provisions of the Indenture and the Security Documents will not be deemed to impair the security under the Indenture, and that any engineer, appraiser or other expert may rely on such provision in delivering a certificate requesting release so long as all other provisions of the Indenture with respect to such release have been complied with.

Optional Redemption

The Company may redeem all or any portion of the Notes at any time and from time to time on or after July 15, 2015 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning on July 15 of each year indicated below:

Year	Percentage
2015	103.313%
2016	101.656%
2017 and thereafter	100.000%

In addition, on or prior to July 15, 2015, the Company may, at its option, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture with the net proceeds of an Equity Offering at 106.625% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption; provided, that at least 65% of the aggregate principal amount of the Notes originally issued under the Indenture remain outstanding after such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Equity Offering.

Prior to July 15, 2015, the Company may at its option redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be sent to each Holder not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means, with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on July 15, 2015 (such redemption price being described in the first paragraph of this “— Optional Redemption” section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through July 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 0.50% per annum, over (B) the principal amount of such Note on such redemption date.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to July 15, 2015; provided, however, that if the period from the redemption date to July 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

In the event less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Trustee from among the outstanding Notes on a pro rata basis, by lot or by any other method permitted by the Indenture, unless otherwise required by law or regulatory requirements. Notice of redemption will be sent at least 15 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. On and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

Mandatory Offers to Purchase the Notes

The Indenture requires the Company:

(i) to offer to purchase all of the outstanding Notes upon a Change of Control of the Company; or

(ii) to offer to purchase a portion of the outstanding Notes using Net Proceeds neither used to repay certain Indebtedness nor used or invested as provided in the Indenture.

See “Certain Covenants — Change of Control” and “— Limitations on Asset Sales.”

None of the provisions relating to an offer to purchase is waivable by the Board of Directors of the Company. If an offer to purchase upon a Change of Control or otherwise were to be required, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all Notes that the Company is required to purchase. In addition, the Company’s ability to finance the purchase of Notes may be limited by the terms of its then existing borrowing agreements. Failure by the Company to purchase the Notes when required will result in an Event of Default with respect to the Notes.

If an offer is made to purchase Notes as a result of a Change of Control or otherwise, the Company will comply with applicable law, including, without limitation, Section 14(e) under the Exchange Act and Rule 14e-1 thereunder, if applicable.

The Change of Control feature of the Notes may in certain circumstances make more difficult or discourage a takeover of the Company and, thus, the removal of incumbent management. The Change of Control feature, however, is not the result of management’s knowledge of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions.

The Subsidiary Guarantees

Each of the Subsidiary Guarantors shall (so long as it remains a Subsidiary of the Company) unconditionally guarantee on a joint and several basis all of the Company’s obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. Each of the Subsidiary Guarantees are senior secured obligations of the applicable Subsidiary Guarantor. The Indenture provides that the obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer or obligation under federal or state law. However, there can be no assurance that this provision will be effective to ensure that any Subsidiary Guarantee does not constitute a fraudulent conveyance or fraudulent transfer obligation under applicable law. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in an amount pro rata, based on the net assets of each Subsidiary Guarantor, determined in accordance with GAAP. Except as provided in “Certain Covenants” below, the Company is not restricted from selling or otherwise disposing of any of the Subsidiary Guarantors.

The Indenture provides that each existing and future Restricted Subsidiary (other than, in the Company’s discretion, any Restricted Subsidiary the assets of which have a Book Value of not more than $5.0 million) be a Subsidiary Guarantor and, at the Company’s discretion, any Unrestricted Subsidiary may be a Subsidiary Guarantor.

The Indenture provides that if all or substantially all of the assets of any Subsidiary Guarantor, or all (or a portion sufficient to cause such Subsidiary Guarantor to no longer be a Subsidiary of the Company) of the

Capital Stock of any Subsidiary Guarantor, is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Subsidiary Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Subsidiary Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes, subject in each case to compliance with the covenants sets forth below under “Certain Covenants-Limitations on Asset Sales” and “Certain Covenants-Limitations on Mergers and Consolidations”, as applicable.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms used in the Indenture.

“Acquired Indebtedness” means Indebtedness of any Person and its Subsidiaries existing at the time such Person became a Subsidiary of the Company (or such Person is merged with or into the Company or one of the Company’s Subsidiaries) or assumed in connection with the acquisition of assets from any such Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of (a) such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries) or (b) such acquisition of assets from any such Person.

“Adjusted Consolidated Tangible Net Worth” of the Company means Consolidated Tangible Net Worth plus the amount of any Mandatory Convertible Notes and any other instrument that is mandatorily convertible into Capital Stock.

“Adjusted Indebtedness” of the Company means the Indebtedness of the Company and its Restricted Subsidiaries minus the amount of any Mandatory Convertible Notes.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of the Indenture, each executive officer and director of the Company and each Subsidiary of the Company will be an Affiliate of the Company. In addition, for purposes of the Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

“Asset Sale” for any Person means the sale, transfer, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person’s assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary), whether owned on the date of the Indenture or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate Fair Market Value of $5.0 million or more as to each such transaction or series of related transactions; provided, however, that none of the following transactions that otherwise satisfy the above requirements shall constitute an Asset Sale:

(i) a transaction or series of related transactions that results in a Change of Control;

(ii) sales of homes or land, including sales of real estate assets in bulk, regardless of value, in the ordinary course of business (as determined in good faith by the Company);

(iii) sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps, of real estate or other assets, in each case in the ordinary course of business (as determined in good faith by the Company), for development or disposition of the Company’s or any of its Subsidiaries’ projects;

(iv) sales, leases, sale-leasebacks or other dispositions of amenities, model homes and other improvements at the Company’s or its Subsidiaries’ projects in the ordinary course of business (as determined in good faith by the Company);

(v) transactions between the Company and any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company;

(vi) any disposition of Cash Equivalents or obsolete or worn out equipment, in each case, in the ordinary course of business (as determined in good faith by the Company);

(vii) the sale or other disposition of assets, including real property, no longer used or useful in the conduct of business of the Company or any of its Restricted Subsidiaries;

(viii) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described under the heading “Limitations on Restricted Payments;” and

(ix) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary.

“Bankruptcy Law” means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“Book Value” means, with respect to any asset of the Company or any of its Subsidiaries, the book value thereof as reflected in the most recent consolidated financial statements of the Company filed with the SEC (or if such asset has been acquired after the date of such financial statements, the then-current book value thereof as reasonably determined by the Company consistent with recent practices).

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means any of the following:

(i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year of the date of acquisition thereof;

(ii) certificates of deposit, time deposits, bankers acceptances and other obligations placed with commercial banks organized under the laws of the United States of America or any state thereof, or branches or agencies of foreign banks licensed under the laws of the United States of America or any state thereof, having a short-term rating of not less than A- by each of Moody’s and S&P at the time of acquisition, and having a maturity of not more than one year;

(iii) commercial paper rated at least P-1, A-1 or the equivalent thereof by Moody’s or S&P, respectively, and in each case and maturing not more than one year from the date of the acquisition thereof;

(iv) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof; and

(v) investments in money market funds (x) substantially all of the assets of which consist of investments described in the foregoing clauses (i) through (iv) or (y) which (A) have total net assets of at least $2 billion, (B) have investment objectives and policies that substantially conform with the Company’s investment policy as in effect from time to time, (C) purchase only first-tier or U.S. government obligations as defined by Rule 2a-7 of the SEC promulgated under the Investment Company Act of 1940 and (D) otherwise comply with such Rule 2a-7.

“Change of Control” means any of the following:

(i) the sale, transfer, lease, conveyance or other disposition (in one transaction or a series of transactions) of all or substantially all of the Company’s assets as an entirety or substantially as an entirety to any Person or “group” (within the meaning of Section 13(d)(3) of the Exchange Act); provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50% or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control;

(ii) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the “provided” clause of clause (i) above will not constitute a Change of Control under this clause (ii);

(iii) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, any Person, including a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of Common Equity of the Company;

(iv) a majority of the Board of Directors of the Company not being comprised of Continuing Directors; or

(v) a change of control shall occur as defined in the instrument governing any publicly traded debt securities of the Company which requires the Company to repay or repurchase such debt securities.

“Collateral” means all the assets and properties subject to the Liens created by the Security Documents.

“Common Equity” of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

“Consolidated Cash Flow Available for Fixed Charges” of the Company and its Restricted Subsidiaries means for any period, the sum of the amounts for such period of:

(i) Consolidated Net Income, plus

(ii) Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and nonrecurring gains or losses on Asset Sales), plus

(iii) Consolidated Interest Expense, plus

(iv) all depreciation, and, without duplication, amortization (including, without limitation, capitalized interest amortized to cost of sales), plus

(v) all other non-cash items reducing Consolidated Net Income during such period,

minus all other non-cash items increasing Consolidated Net Income during such period; all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to (ii) the aggregate Consolidated Interest Incurred of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date; provided that:

(1) with respect to any Indebtedness Incurred during, and remaining outstanding at the end of, such four full fiscal quarter period, such Indebtedness will be assumed to have been incurred as of the first day of such four full fiscal quarter period;

(2) with respect to Indebtedness repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) during such four full fiscal quarter period, such Indebtedness will be assumed to have been repaid on the first day of such four full fiscal quarter period;

(3) with respect to the Incurrence of any Acquired Indebtedness, such Indebtedness and any proceeds therefrom will be assumed to have been Incurred and applied as of the first day of such four full fiscal quarter period, and the results of operations of any Person and any Subsidiary of such Person that, in connection with or in contemplation of such Incurrence, becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or whose assets are acquired, will be included, on a pro forma basis, in the calculation of the Consolidated Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such four full fiscal quarter period; and

(4) with respect to any other transaction pursuant to which any Person becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company’s Subsidiaries or pursuant to which any Person’s assets are acquired, such Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four full fiscal quarter period, but only if such transaction would require a pro forma presentation in financial statements prepared pursuant to Rule 11-02 of Regulation S-X under the Securities Act.

“Consolidated Income Tax Expense” of the Company for any period means the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Incurred” of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication:

(i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company or any Restricted

Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period;

(ii) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

(iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period;

(iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets; and

(v) the gains (but not losses) realized during such period by the Company or any of its Restricted Subsidiaries resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company or any of its Restricted Subsidiaries, (b) Asset Sales by the Company or any of its Restricted Subsidiaries and (c) other extraordinary items realized by the Company or any of its Restricted Subsidiaries.

Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any loss described in clause (v) of the preceding sentence, but only to the extent such tax benefits are actually recognized by the Company or any of its Restricted Subsidiaries during such period; provided, further, that there will be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted Subsidiaries in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period.

“Consolidated Tangible Assets” of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less: (i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

“Consolidated Tangible Net Worth” of the Company as of any date means the stockholders’ equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, plus any amount of unvested deferred compensation included, in accordance with GAAP, as an offset to stockholders’ equity, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

“Continuing Director” means at any date a member of the Board of Directors of the Company who:

(i) was a member of the Board of Directors of the Company on the Issue Date; or

(ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

“Covenant Trigger Date” means the earlier of (i) 24 months from the Issue Date and (ii) the date that the Net Income Threshold is met.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities or other financing arrangements (including, without limitation, commercial paper or letter of credit facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other Indebtedness (including the Revolving Credit Facility), including any notes, mortgages, deeds of trust, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures, credit facilities, letter of credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted by the covenant described under “Certain Covenants — Limitation on Additional Indebtedness”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

“Designated Excluded Assets” means assets (including Capital Stock) with a fair market value (measured at the time of receipt) not in excess of $25.0 million received as non-cash consideration in an Asset Sale or invested in pursuant to the third paragraph under “Certain Covenants-Limitations on Asset Sales”, in each case which have been designated by the Company as Designated Excluded Assets, which will constitute Excluded Property and will not be required to be pledged as Collateral.

“Discharge of First Priority Obligations” means, with respect to any First Priority Collateral, the date on which the First Priority Obligations secured thereby have been paid in full, in cash, all commitments to extend credit thereunder shall have been terminated and such First Priority Obligations are no longer secured by such First Priority Collateral (except that, with respect to any obligations under letters of credit, such obligations may be satisfied by cash collateralization (in an amount not in excess of 105% of the face value thereof) of such letters of credit or provision of back-stop letters of credit); provided that the Discharge of First Priority Obligations shall not be deemed to have occurred in connection with a refinancing of such First Priority Obligations with Indebtedness secured by such First Priority Collateral on a first-priority basis under an agreement that has been designated in writing by the agent, trustee or other representative under the agreement so refinancing such First Priority Obligations and the Notes Collateral Agent in accordance with the terms of the Intercreditor Agreement.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity of the Notes will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the “Change of Control” covenant set forth in the Indenture and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company’s repurchase of Notes pursuant to the “Change of Control” covenant set forth in the Indenture.

“Disqualified Stock Dividend” of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

“Equity Offering” means a public or private equity offering or sale after the Issue Date by the Company for cash of Capital Stock, other than an offering or sale of Disqualified Stock.

“Event of Default” has the meaning set forth in “Description of the Notes — Events of Default.”

“Excluded Property” means:

(i) Capital Stock in any Subsidiary or Affiliate;

(ii) up to $25.0 million of Designated Excluded Assets;

(iii) real or personal property where the cost of obtaining a security interest or perfection thereof exceeds its benefits, as determined by the Company in good faith in an officer’s certificate delivered to the Notes Collateral Agent;

(iv) real property subject to a Lien (a) permitted by clause (xxvii) of the definition of Permitted Liens or (b) securing Indebtedness incurred for the purpose of financing the acquisition thereof;

(v) real property located outside the United States;

(vi) unentitled land;

(vii) real property that is leased or held for the purpose of leasing to unaffiliated third parties;

(viii) any real property in a community under development with a dollar amount of investment as of the most recent month-end (as determined in accordance with GAAP) of less than $2.0 million or with less than 10 lots remaining;

(ix) assets, with respect to which any applicable law or contract prohibits the creation or perfection of security interests therein (other than any contract entered into for the purpose of causing any real property to constitute Excluded Property under this clause (ix)); and

(x) cash, Cash Equivalents, deposit accounts and securities accounts (except to the extent any of the foregoing constitutes proceeds of Collateral).

“Existing Indebtedness” means all of the Indebtedness of the Company and its Restricted Subsidiaries that is outstanding on the date of the Indenture.

“Fair Market Value” means with respect to any asset or property the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution (certified by the Secretary or Assistant Secretary of the Company) or an officer’s certificate of the principal financial officer of the Company delivered to the Trustee and Notes Collateral Agent.

“First Priority Collateral” means all of the Collateral subject to Liens securing any or all of the First Priority Obligations.

“First Priority Collateral Agent” means any Person acting as collateral agent or in any similar representative capacity for the benefit of any of the holders of First Priority Obligations.

“First Priority Documents” means all operative agreements evidencing or governing the First Priority Obligations and the Liens securing such First Priority Obligations.

“First Priority Obligations” has the meaning set forth in clause (xi)(b) of the definition of Permitted Liens.

“First Priority Liens” means the Liens on any or all of the First Priority Collateral that secure any or all of the First Priority Obligations.

“GAAP” means generally accepted accounting principles set forth in the opinions and interpretations of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and interpretations of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the Indenture); provided that any such election, once made, shall be irrevocable; provided, further, any calculation or determination in the Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

“Holder” means a Person in whose name a Note is registered in the Security Register.

“Incur” (and derivatives thereof) means to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” of any Person at any date means, without duplication,

(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof, is not required to be recorded as a liability in accordance with GAAP);

(iii) all fixed obligations of such Person in respect of letters of credit or other similar instruments or reimbursement obligations with respect thereto (other than standby letters of credit or similar instruments issued for the benefit of, or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business (as determined in good faith by the Company));

(iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness otherwise permitted by the Indenture or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency and otherwise permitted by the Indenture);

(v) all Capitalized Lease Obligations of such Person;

(vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(vii) all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability; and

(viii) all Disqualified Stock issued by such Person (the amount of Indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends);

provided, that Indebtedness shall not include accrued expenses, trade payables, liabilities related to inventory not owned, customer deposits or deferred income taxes arising in the ordinary course of business (as determined in good faith by the Company). The amount of Indebtedness of any Person at any date will be:

(a) the outstanding balance at such date of all unconditional obligations as described above;

(b) the maximum liability of such Person for any contingent obligations under clause (vii) above; and

(c) in the case of clause (vi) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) amount of the Indebtedness secured.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 11, 2009, among Citibank, N.A., as a First-Priority Collateral Agent, the Notes Collateral Agent, the Company and each Subsidiary Guarantor, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Intangible Assets” of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

“Interest Expense” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest amortized to cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not paid during such period.

“Interest Incurred” of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption “interest expense” or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers’ acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption “interest expense” or any like caption, and all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not declared during such period.

“Investments” of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital

Stock or other securities of any other Person and (iv) other items that would be classified as investments on a balance sheet of such Person determined in accordance with GAAP. For all purposes of the Indenture, the amount of any such Investment shall be the fair market value thereof (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value). The making of any payment in accordance with the terms of a guarantee or other contingent obligation permitted under the Indenture shall not be considered an Investment.

“Issue Date” means July 18, 2012.

“Legal Holiday” means Saturday, Sunday or a day on which banking institutions in New York, New York, Atlanta, Georgia or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement).

“Mandatory Convertible Notes” means any Indebtedness of a Person, the principal amount of which is payable at maturity solely in Capital Stock of such Person (provided that a requirement to pay accrued, but unpaid interest on such Indebtedness in cash at maturity or a requirement to pay cash fees, expenses or premiums as a result of the acceleration of payment, early redemption or otherwise with respect to such Indebtedness shall not disqualify such Indebtedness as Mandatory Convertible Notes).

“Marketable Securities” means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

“Material Subsidiary” means any Subsidiary of the Company which accounted for 5% or more of the Consolidated Tangible Assets or Consolidated Cash Flow Available for Fixed Charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any Default or Event of Default.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to its debt rating business.

“Net Proceeds” means:

(i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of:

(a) all brokerage commissions, investment banking fees and all other fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants and investment bankers) related to such Asset Sale;

(b) provisions for all income and other taxes measured by or resulting from such Asset Sale of the Company or any of its Restricted Subsidiaries;

(c) payments made to retire Indebtedness that was incurred in accordance with the Indenture and that either (1) is secured by a Lien incurred in accordance with the Indenture on the property or assets sold (other than Indebtedness secured by Liens on the Collateral) or (2) is required in connection with such Asset Sale to the extent actually repaid in cash;

(d) amounts required to be paid to any Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

(e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations or post- closing purchase price adjustments associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Notes Collateral Agent and the Trustee; and

(ii) all non-cash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash, without duplication, net of all items enumerated in subclauses (a) through (e) of clause (i) hereof.

“Net Income Threshold” means Consolidated Net Income of greater than $0.01 for any two consecutive fiscal quarters ended on or after the Issue Date.

“Non-Conforming Plan of Reorganization” means any plan of reorganization that grants any Noteholder Secured Party any right or benefit, directly or indirectly, which right or benefit is prohibited at such time by the provisions of the Intercreditor Agreement.

“Non-Recourse Indebtedness” with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition (directly or indirectly, including through the purchase of Capital Stock of the Person owning such property) of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties, covenants and indemnities, (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, deposits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets, waste and mechanics’ liens, breach of separateness covenants, and other customary exceptions or (c) in the case of the borrower thereof only, other obligations in respect of such Indebtedness that are payable solely as a result of a voluntary or collusive non-voluntary bankruptcy filing (or similar filing or action) by such borrower.

“Notes Collateral” means all of the Collateral other than the First Priority Collateral.

“Obligations” means, with respect to any Indebtedness, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement and other amounts payable and liabilities with respect to such Indebtedness, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.

“Officer” means the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer, or any assistant treasurer, the controller, the secretary, any assistant secretary or any vice president of a Person.

“Officers’ Certificate” means a certificate signed by two Officers, one of whom must be the Person’s chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

“Other Pari Passu Lien Obligations” has the meaning set forth in clause (xi)(c) of the definition of Permitted Liens.

“Paying Agent” means any office or agency where Notes and the Subsidiary Guarantees may be presented for payment.

“Permitted Investments” of any Person means any Investments of such Person that are not Restricted Investments.

“Permitted Liens” means

(i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP;

(ii) statutory Liens of landlords and carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other Liens imposed by law and arising in the ordinary course of business (as determined in good faith by the Company) and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP;

(iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business (as determined in good faith by the Company) in connection with workers’ compensation, unemployment insurance and other types of social security;

(iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts, utility services, developer’s or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (iii) of the definition of “Indebtedness”), in each case incurred in the ordinary course of business (as determined in good faith by the Company) of the Company and the Restricted Subsidiaries;

(v) attachment or judgment Liens not giving rise to a Default or an Event of Default and which are being contested in good faith by appropriate proceedings;

(vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries;

(vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Restricted Subsidiaries or the value of such real property for the purpose of such business;

(viii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Restricted Subsidiaries;

(ix) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests);

(x) Liens securing Refinancing Indebtedness; provided that such Liens only extend to assets which are similar to the type of assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such similar assets;

(xi) Liens securing:

(a) the Notes (including any Additional Notes), the Subsidiary Guarantees and other Obligations under the Indenture and the Security Documents and in respect thereof and any obligations owing to the Trustee or the Notes Collateral Agent under the Indenture or the Security Documents;

(b) up to an aggregate amount of Indebtedness or other obligations of the Company and the Restricted Subsidiaries equal to the greatest of (i) $200.0 million, (ii) 7.5% of Consolidated Tangible Assets and (iii) following the Covenant Trigger Date, 15% of Consolidated Tangible Assets, in each case otherwise permitted to be incurred under the Indenture (and all obligations, including letters of credit and similar instruments, incurred, issued or arising thereunder) and Liens securing Refinancing Indebtedness in respect thereof, which Liens incurred under this clause (b) may be on a first-lien priority basis compared to the Notes on terms substantially as set forth in the Intercreditor Agreement (collectively, “First Priority Obligations”); provided that the proceeds of any such Indebtedness constituting First Priority Obligations shall not be used to repay or repurchase (and such Indebtedness shall not be issued in exchange for) any other Indebtedness of the Company or any of its Restricted Subsidiaries that is unsecured or secured by Liens on all or any portion of the Collateral that are pari passu with or junior to the Liens securing the Notes; and

(c) up to an aggregate amount of Indebtedness or other obligations of the Company and the Restricted Subsidiaries equal to the greater of (i) $700.0 million and (ii) following the Covenant Trigger Date, 40% of Consolidated Tangible Assets, in each case less the amount of Indebtedness secured under clauses (a) and (b) above and clause (xxvii) below, otherwise permitted to be incurred under the Indenture (and all obligations, including letters of credit and similar instruments, incurred, issued or arising thereunder) and Liens securing Refinancing Indebtedness in respect thereof, which Liens incurred under this clause (c) shall, to the extent on Collateral, either (x) be on a pari passu lien priority basis compared to the Notes on terms substantially as set forth in the Intercreditor Agreement (collectively, “Other Pari Passu Lien Obligations”) or (y) be on a junior lien priority basis compared to the Notes on a basis substantially the same as the basis on which the Liens securing the Notes are treated under the Intercreditor Agreement with respect to the First Priority Liens, pursuant to an intercreditor agreement, in form and substance substantially similar to the Intercreditor Agreement or as otherwise reasonably satisfactory to the First Priority Collateral Agents and the Notes Collateral Agent (collectively, “Junior Lien Obligations”);

provided that in the case of (b) and (c) (other than in the case of Junior Lien Obligations) the holders of such secured Obligations (or a representative thereof) become party to the Intercreditor Agreement;

(xii) any interest in or title of a lessor or sublessor to property subject to any (x) Capitalized Lease Obligations incurred in compliance with the provisions of the Indenture or (y) any lease or sublease;

(xiii) Liens existing on the date of the Indenture, including, without limitation, Liens securing Existing Indebtedness;

(xiv) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under the Indenture;

(xv) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary thereof;

(xvi) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries;

(xvii) Liens securing Indebtedness (including Non-Recourse Indebtedness) of an Unrestricted Subsidiary;

(xviii) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders;

(xix) any pledge or deposit of cash or property in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business (as determined in good faith by the Company) of the Company or any Restricted Subsidiary;

(xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xxi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and incurred in the ordinary course of business (as determined in good faith by the Company) securing Indebtedness under Hedging Obligations and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities;

(xxii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business (as determined in good faith by the Company);

(xxiii) Liens on property acquired by the Company or a Restricted Subsidiary and Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary or becomes a Restricted Subsidiary; provided that in each case such Liens (A) were in existence prior to the contemplation of such acquisition, merger or consolidation and (B) do not extend to any asset other than those of the Person merged with or into or consolidated with the Company or the Restricted Subsidiary or the property acquired by the Company or the Restricted Subsidiary;

(xxiv) Liens replacing any of the Liens described in clauses (xiii) and (xxiii) above; provided that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except to the extent of reasonable premiums or other payments required to be paid in connection with the repayment of the previously secured Indebtedness or Incurrence of related Refinancing Indebtedness and expenses Incurred in connection therewith) and (B) the new Liens shall be limited to the property or part thereof which secured the Lien so replaced or property substituted therefor as a result of the destruction, condemnation or damage of such property;

(xxv) Liens arising from UCC financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business (as determined in good faith by the Company);

(xxvi) Liens securing Indebtedness incurred pursuant to clause (ix) of the second paragraph under the “Limitations on Additional Indebtedness” covenant; and

(xxvii) Liens securing Indebtedness incurred pursuant to clause (x) of the second paragraph under the “Limitations on Additional Indebtedness” covenant; provided that such Liens extend only to the land or lots to which such Indebtedness relates.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

“Preferred Stock” of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

“Real Estate Business” means homebuilding, housing construction, real estate development or construction and the sale (in bulk or otherwise) or lease of homes, lots and parcels of land and related real estate activities, including the provision of mortgage financing or title insurance.

“Refinancing Indebtedness” means Indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that:

(i) the Refinancing Indebtedness is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

(ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes;

(iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

(iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding (including accrued interest) under the Indebtedness being refunded, refinanced or extended plus an amount necessary to pay any reasonable fees and expenses, including premiums and defeasance costs, related to such refinancing; and

(v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary.

“Registrar” means an office or agency where Notes may be presented for registration of transfer or for exchange.

“Restricted Investment” means an Investment in joint ventures or Unrestricted Subsidiaries having an aggregate fair market value (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), taken together with all other Investments made pursuant to this definition that are at the time outstanding, net of any amounts paid to the Company or any Restricted Subsidiary as a return of, or on, such Investments, in excess of 5% of Consolidated Tangible Assets.

“Restricted Payment” means any of the following:

(i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of the Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends, payments or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary and (b) in the case of a Restricted Subsidiary, dividends, payments or distributions payable to the Company or to another Restricted Subsidiary and pro rata dividends, payments or distributions payable to minority stockholders of such Restricted Subsidiary);

(ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company or any Restricted Subsidiary (other than Capital Stock held by the Company or a Restricted Subsidiary);

(iii) any Restricted Investment; and

(iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Subordinated Indebtedness (other than (a) Indebtedness permitted under clause (vii) of the second paragraph of the covenant described under “Limitations on Additional Indebtedness” or (b) the payment, redemption, repurchase, defeasance or other acquisition or retirement of such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance or other acquisition or retirement);

provided, however, that Restricted Payments will not include any purchase, redemption, retirement or other acquisition for value of Indebtedness or Capital Stock of the Company or a Restricted Subsidiary if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of the Company or a Restricted Subsidiary.

“Restricted Subsidiary” means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means the Amended and Restated Credit Agreement, dated as of August 5, 2009, as amended, among the Company, the lenders and letter of credit issuers party thereto, and Citibank, N.A., as agent and swingline lender, as such facility may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard and Poor’s Ratings Service, a division of McGraw Hill, Inc., a New York corporation, or any successor to its debt rating business.

“SEC” means the Securities and Exchange Commission.

“Second Priority Liens” means the Liens on any or all of the First Priority Collateral that secure any or all of the Obligations with respect to the Notes.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, UCC financing statements and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in the Collateral as contemplated by the Indenture.

“Security Register” is a register of the Notes and of their transfer and exchange kept by the Registrar.

“Subordinated Indebtedness ” means any Indebtedness which is subordinated in right of payment to the Notes or the Subsidiary Guarantees, as the case may be.

“Subsidiary” of any Person means any (i) corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person and (ii) any entity other than a corporation of which such Person, directly or indirectly, beneficially owns at least a majority of the Common Equity; provided that in each of case (i) and (ii), such Person is required to consolidate such entity in accordance with GAAP.

“Subsidiary Guarantee” means the guarantee of the Notes by each Subsidiary Guarantor under the Indenture.

“Subsidiary Guarantors” means (i) each of the Company’s Restricted Subsidiaries in existence on the Issue Date, other than The Ridings Development LLC and (ii) each of the Company’s Subsidiaries that becomes a guarantor of the Notes pursuant to the provisions of the Indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor trustee serving under the Indenture.

“Unrestricted Subsidiary” means United Home Insurance Corporation, a Vermont corporation, Security Title Insurance Company, Inc., a Vermont corporation, and, to the extent considered a Subsidiary of the Company, Beazer Homes Capital Trust I, and each of the Subsidiaries of the Company (including any newly formed or acquired Subsidiary) so designated by a resolution adopted by the Board of Directors of the Company as provided below and provided that:

(a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary;

(b) the creditors with respect to Indebtedness for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Indebtedness of such Subsidiary; and

(c) no default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company and of its other Subsidiaries (other than other Unrestricted Subsidiaries), to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(i) any such designation will be deemed to be an Incurrence by the Company and its Restricted Subsidiaries of the Indebtedness (if any) of such designated Subsidiary for purposes of the “Limitations on Additional Indebtedness” covenant set forth in the Indenture as of the date of such designation;

(ii) immediately after giving effect to such designation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in the “Limitations on Additional Indebtedness” covenant set forth in the Indenture; and

(iii) the Liens on the property and assets of such Unrestricted Subsidiary could then be incurred in accordance with the “Limitations on Liens” covenant set forth in the Indenture as of the date of such designation.

Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the “Limitations on Restricted Payments” covenant set forth in the Indenture;

(ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under the “Limitations on Restricted Payments” covenant set forth in the Indenture, either (x) the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in the “Limitations on Additional Indebtedness” covenant set forth in the Indenture or (y) the Consolidated Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

(iii) no Default or Event of Default shall have occurred or be continuing.

Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions and setting forth the underlying calculations.

“U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (a) above.

“Wholly Owned Subsidiary” of any Person means (i) a Subsidiary of which 100% of the Common Equity (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

Certain Covenants

The following is a summary of certain covenants that are contained in the Indenture. Such covenants are applicable (unless waived or amended as permitted by the Indenture) so long as any of the Notes are outstanding or until the Notes are defeased pursuant to provisions described under “— Discharge and Defeasance of Indenture.”

Limitations on Asset Sales.

The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Sale unless:

(a) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value thereof; and

(b) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities (excluding Marketable Securities of the Company).

The amount of (i) any Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Sale and (ii) the Fair Market Value of any property or assets (including Capital Stock of any Person that will be a Restricted Subsidiary following receipt thereof) received that are used or useful in a Real Estate Business (provided that (except for Designated Excluded Assets) to the extent that the assets disposed of in such Asset Sale were Collateral, such property or assets are pledged as Collateral under the Security Documents substantially simultaneously with such sale, with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of), shall be deemed to be consideration required by clause (b) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries. Any Marketable Securities received as consideration in connection with an Asset Sale shall be converted into cash or Cash Equivalents within 180 days of receipt of such Marketable Securities.

The Net Proceeds of an Asset Sale shall, within one year, at the Company’s election:

(i) be used by the Company or a Restricted Subsidiary to invest in assets (including Capital Stock of any Person that is or will be a Restricted Subsidiary following investment therein) used or useful in the business of the Company and the Restricted Subsidiaries; provided that (except for Designated Excluded

Assets) to the extent that the assets disposed of in such Asset Sale were Collateral, such assets are pledged as Collateral under the Security Documents with the Lien on such Collateral securing the Notes being of the same priority with respect to the Notes as the Lien on the assets disposed of;

(ii) be used to permanently prepay or permanently repay any (1) Indebtedness (or cash collateralize letters of credit) constituting First Priority Obligations (and, in the case of revolving obligations, to permanently reduce commitments with respect thereto) to the extent the assets sold were First Priority Collateral or (2) Indebtedness which had been secured by the assets sold in the relevant Asset Sale or other Indebtedness that is not subordinated in right of payment to the Notes or Subsidiary Guarantees, to the extent the assets sold were not Collateral (and, in the case of revolving obligations, to permanently reduce commitments with respect thereto); or

(iii) be applied to make an offer to purchase (in accordance with the terms set forth in the Indenture) Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, offer to purchase, repay or redeem Other Pari Passu Lien Obligations (to the extent the assets sold were Collateral) on a pro rata basis if the amount available for such purchase, repayment or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such offer to purchase and (ii) the lesser of the principal amount, or accreted value, of such other Other Pari Passu Lien Obligations or other Indebtedness, as applicable, plus, in each case accrued interest to the date of repayment, purchase or redemption at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued and unpaid interest, if any, to the date of repurchase or repayment.

The amount of such Net Proceeds neither used to repay the Indebtedness described above nor used or invested as set forth in the preceding paragraph constitutes “Excess Proceeds.” Notwithstanding the above, any Asset Sale that is subject to the “Limitations on Mergers and Consolidations” covenant set forth in the Indenture will not be subject to the “Limitations on Asset Sales” covenant set forth in the Indenture.

The Indenture provides that, when the aggregate amount of Excess Proceeds equals $25,000,000 or more, the Company will so notify the Trustee in writing by delivery of an Officer’s Certificate and will offer to purchase from all Holders (and, if the Company or a Restricted Subsidiary is required to do so, offer to purchase, repay or redeem Other Pari Passu Lien Obligations (to the extent the assets sold were Collateral) )(an “Excess Proceeds Offer”), and will purchase from Holders and holders of any such Other Pari Passu Lien Obligations on a pro rata basis, accepting such Excess Proceeds Offer on the date fixed for the closing of such Excess Proceeds Offer (the “Asset Sale Offer Date”), the maximum principal amount (in $2,000 minimum denominations or in integral multiples of $1,000 in excess thereof) of Notes (and such Other Pari Passu Lien Obligations) plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Date that may be purchased and paid, as the case may be, out of the Excess Proceeds, at an offer price (the “Asset Sale Offer Price”) in cash in an amount equal to 100% of the principal amount thereof (or, if less, the accreted value) plus accrued and unpaid interest, if any, to the Asset Sale Offer Date, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (and such Other Pari Passu Lien Obligations) tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, then the Company may use such Excess Proceeds, or a portion thereof, for general corporate purposes in the business of the Company and its Restricted Subsidiaries existing on the date of the Indenture. Upon completion of an Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

The Indenture also provides that, notwithstanding the foregoing, to the extent the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, the Company will not be required to make any application of such noncash proceeds required by this covenant until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such noncash property. Any amounts deferred pursuant to the preceding sentence will be applied in accordance with this covenant (within the time periods set forth in this covenant as if the date of such receipt was the date of an Asset Sale) when cash or cash equivalent proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such noncash property.

Pending any such application under this covenant, Net Proceeds may be used to temporarily reduce Indebtedness or otherwise be invested in any manner not prohibited by the Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Limitations on Restricted Payments

The Indenture provides that the Company will not, and will not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the date of the Indenture if at the time of such Restricted Payment:

(i) the amount of such proposed Restricted Payment (the amount of such Restricted Payment, if other than in cash, will be determined in good faith by a majority of the disinterested members of the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi) and (vii) of the next succeeding paragraph) declared or made after the Issue Date exceeds the sum of:

(1) $200.0 million, plus

(2) 50% of the Company’s Consolidated Net Income accrued during the period (taken as a single period) commencing on the first day of the fiscal quarter in which the Covenant Trigger Date occurs and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Restricted Payment is to occur (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such aggregate deficit), plus

(3) the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries (or any capital contribution to the Company or a Restricted Subsidiary) that is not Disqualified Stock (other than a sale to, or a contribution by, a Subsidiary of the Company) after the Issue Date, plus

(4) 100% of the principal amount of, or, if issued at a discount, the accreted value of, any Indebtedness of the Company or a Restricted Subsidiary which is issued (other than to a Subsidiary of the Company) after the Issue Date that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus

(5) 100% of the aggregate amounts received by the Company or any Restricted Subsidiary from the sale, disposition or liquidation (including by way of dividends) of any Investment (other than to any Subsidiary of the Company and other than to the extent sold, disposed of or liquidated with recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets) but only to the extent (x) not included in clause (2) above and (y) that the making of such Investment constituted a permitted Investment or Restricted Investment, plus

(6) 100% of the principal amount of, or if issued at a discount, the accreted value of, any Indebtedness or other obligation that is the subject of a guarantee by the Company which is released (other than due to a payment on such guarantee) after the Issue Date, but only to the extent that such guarantee constituted a permitted Restricted Payment, plus

(7) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary” (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after the Issue Date, and only to the extent not included in clause (2) above), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of

(I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of Book Value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the amount of the Restricted Payment deemed to be made upon such Subsidiary’s designation as an Unrestricted Subsidiary; or

(ii) the Company would be unable to incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in the “Limitations on Additional Indebtedness” covenant set forth in the Indenture; or

(iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

Notwithstanding the foregoing, the provisions of the “Limitation on Restricted Payments” covenant set forth in the Indenture do not prevent:

(i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of the Indenture on the date of declaration;

(ii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement of shares of the Company’s Capital Stock or the Company’s or a Restricted Subsidiary’s Indebtedness for, or out of the net proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock), provided that the proceeds of any such sale will be excluded in any computation made under clause (3) above;

(iii) the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness, including premium, if any, with the proceeds of Refinancing Indebtedness;

(iv) payments or distributions pursuant to or in connection with a merger, consolidation or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any Subsidiary Guarantor;

(v) any purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $500,000 in any calendar year and $5.0 million in the aggregate since the Issue Date;

(vi) repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or similar instruments if such Capital Stock represents a portion of the exercise price of such options, warrants or similar instruments;

(vii) the payment by the Company of cash in lieu of the issuance of fractional shares upon the exercise of options, warrants or similar instruments or upon the conversion or exchange of Capital Stock of the Company;

(viii) the payment of dividends on Preferred Stock and Disqualified Stock up to an aggregate amount of $10.0 million in any fiscal year; provided that immediately after giving effect to any declaration of such dividend, the Company could incur at least $1.00 of Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in the “Limitations on Additional Indebtedness” covenant set forth in the Indenture;

(ix) payments not to exceed $40.0 million in the aggregate for the purchase, repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of the Company’s junior subordinated notes due July 30, 2036 (or the related trust preferred securities issued by Beazer Homes Capital Trust I), as such securities may be amended or modified from time to time; or

(x) other Restricted Payments made after the Issue Date in an amount not to exceed $50.0 million in the aggregate.

Limitations on Additional Indebtedness

The Indenture provides that the Company will not, and will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, Incur any Indebtedness including Acquired Indebtedness; provided that the Company and the Subsidiary Guarantors may Incur Indebtedness, including Acquired Indebtedness, if, after giving effect thereto and the application of the proceeds therefrom, either (i) the Company’s Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 or (ii) the ratio of Adjusted Indebtedness of the Company and the Restricted Subsidiaries to Adjusted Consolidated Tangible Net Worth is less than 7.5 to 1.

Notwithstanding the foregoing, the provisions of the Indenture do not prevent:

(i) the Company or any Restricted Subsidiary from Incurring (A) Refinancing Indebtedness or (B) Non-Recourse Indebtedness;

(ii) the Company from Incurring Indebtedness evidenced by the Notes;

(iii) the Company or any Subsidiary Guarantor from Incurring Indebtedness under Credit Facilities not to exceed the greater of $250.0 million and 15% of Consolidated Tangible Assets;

(iv) any Subsidiary Guarantee of Indebtedness of the Company under the Notes or any Exchange Notes issued in exchange therefor;

(v) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money);

(vi) any Subsidiary Guarantor from guaranteeing Indebtedness of the Company or any other Subsidiary Guarantor, or the Company from guaranteeing Indebtedness of any Subsidiary Guarantor, in each case permitted to be Incurred under the Indenture (other than Non-Recourse Indebtedness);

(vii)(a) any Restricted Subsidiary from Incurring Indebtedness owing to the Company or any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; provided that

(I) such Indebtedness is subordinated to any Subsidiary Guarantee of such Restricted Subsidiary, if any, and

(II) such Indebtedness shall only be permitted pursuant to this clause (vii)(a) for so long as the Person to whom such Indebtedness is owing is the Company or a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary, and

(b) the Company from Incurring Indebtedness owing to any Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary; provided that

(I) such Indebtedness is subordinated to the Company’s obligations under the Notes and the Indenture, and

(II) such Indebtedness shall only be permitted pursuant to this clause (vii)(b) for so long as the Person to whom such Indebtedness is owing is a Subsidiary Guarantor that is both a Wholly Owned Subsidiary and a Restricted Subsidiary;

(viii) the Company and any Restricted Subsidiary from Incurring Indebtedness under Capitalized Lease Obligations or purchase money obligations, in each case Incurred for the purpose of acquiring or financing all or any part of the purchase price or cost of construction or improvement of property or equipment used in the business of the Company or such Restricted Subsidiary, as the case may be, in an aggregate amount at any time outstanding not to exceed $50.0 million;

(ix) the Company or any Restricted Subsidiary from Incurring obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business (as determined in good faith by the Company);

(x) the Company or any Restricted Subsidiary from incurring Indebtedness owed to a seller of entitled land, lots under development or finished lots under the terms of which the Company or such Restricted Subsidiary, as obligor, is required to make a payment upon the future sale of such land or lots; and

(xi) the Company or any Restricted Subsidiary from Incurring Indebtedness in an aggregate principal amount at any time outstanding not to exceed $100.0 million.

The Company shall not, and the Company will not cause or permit any Subsidiary Guarantor that is a Restricted Subsidiary to, directly or indirectly, in any event Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, at least to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

For purposes of determining compliance with this “Limitations on Additional Indebtedness” covenant, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses of this covenant, the Company, in its sole discretion, shall classify such item of Indebtedness in any manner that complies with this covenant and may from time to time reclassify such item of Indebtedness in any manner in which such item could be Incurred at the time of such reclassification.

Change of Control

The Indenture provides that, following the occurrence of any Change of Control, the Company will so notify the Trustee in writing by delivery of an Officers’ Certificate and will offer to purchase (a “Change of Control Offer”) from all Holders, and will purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the “Change of Control Payment Date”), the outstanding principal amount of Notes at an offer price (the “Change of Control Price”) in cash in an amount equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in the “Change of Control” covenant of the Indenture.

In addition, the Indenture provides that, within 30 days after the date on which a Change of Control occurs, the Company (with Notice to the Trustee) or the Trustee at the Company’s request (and at the expense of the Company) will send or cause to be sent to all Persons who were Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holder’s rights arising as a result thereof. Such notice shall specify, among other items, the Change of Control Payment Date, which shall be no earlier than 45 days nor later than 60 days from the date such notice is sent.

The Indenture also provides that:

(a) In the event of a Change of Control Offer, the Company will only be required to accept Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) Not later than one Business Day after the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers’ Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Price of the Notes purchased from each such Holder, and the Company will execute and, upon receipt of an Officer’s Certificate of the Company, the Trustee will promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer promptly after the Change of Control Payment Date.

(c) Any Change of Control Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

The Company may enter into other arrangements or Incur other Indebtedness with similar change of control obligations. There can be no assurance that sufficient funds will be available at the time of a Change of Control to make any required repurchases. The Company’s failure to make any required repurchases in the event of a Change of Control Offer will create an Event of Default under the Indenture.

No quantitative or other established meaning has been given to the phrase “all or substantially all” (which appears in the definition of Change of Control) by courts which have interpreted this phrase in various contexts.

In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity’s income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Notes can determine whether a Change of Control has occurred and exercise any remedies such Holder may have upon a Change of Control. In addition, in a recent decision, the Chancery Court of Delaware raised the possibility that a change of control as a result of a failure to have “continuing directors” comprising a majority of the Board of Directors may be unenforceable on public policy grounds.

Limitations on Liens

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its or their assets, property, income or profits therefrom, except, in the case of any asset or property not part of the Collateral, any Lien if the Notes are equally and ratably secured with (or on a senior basis to, if such Lien secures subordinated Indebtedness) the obligations secured by such Lien.

Any Lien created for the benefit of the Holders of the Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien securing such other obligations, which release and discharge in the case of any sale of any such asset or property shall not affect any Lien that the Notes Collateral Agent may have on the proceeds of such sale.

Limitations on Mergers and Consolidations

The Indenture provides that neither the Company nor any Subsidiary Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially in one transaction or series of related transactions), to any Person (in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless:

(i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the “Successor”), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as the case may be, and the Indenture; and

(ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing.

The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Subsidiary Guarantor with or into another Person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee as provided under “The Subsidiary Guarantees” above.

No quantitative or other established meaning has been given to the phrase “all or substantially all” by courts which have interpreted this phrase in various contexts. In interpreting this phrase, courts make a subjective determination as to the portion of assets conveyed, considering such factors as the value of the assets conveyed and the proportion of an entity’s income derived from the assets conveyed. Accordingly, there may be uncertainty as to whether a Holder of Notes can determine whether the Company has sold, leased, conveyed or otherwise disposed of all or substantially all of its assets and exercise any remedies such Holder may have upon the occurrence of any such transaction.

Perfection of Certain Security Interests Post-Closing

Certain security interests in the Collateral, including those described under “— Security,” will not be in place on the date of the Indenture or will not be perfected on the date of the indenture. See “Risk Factors — Risks Related to the Notes and the Exchange Offer — Security over certain collateral was not in place by the closing date of the offering of the original notes or was not perfected or a valid lien created on such date, which increases the risk that the mortgages or other security interests may be avoidable in bankruptcy.” The Company and the Subsidiary Guarantors will use their respective commercially reasonable efforts to perfect on the date of the Indenture the security interests in the Collateral in favor of the Notes Collateral Agent that are created on the date of the Indenture, but to the extent any such security interests cannot be perfected by such date, the Company and the Subsidiary Guarantors will agree to do or cause to be done all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Security Documents, promptly following the date of the Indenture, but in any event no later than 90 days thereafter, and as further set forth in “Security—Further Assurances”.

Events of Default

The following are Events of Default under the Indenture:

(i) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

(ii) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise (including the failure to make payment pursuant to a Change of Control Offer or an Excess Proceeds Offer);

(iii) the failure by the Company or any of its Subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Notes, the Subsidiary Guarantees, the Indenture or any of the Security Documents and such failure continues for the period and after the notice specified below;

(iv) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that has an outstanding principal amount of $25.0 million or more in the aggregate;

(v) the failure by the Company or any of its Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries with an outstanding aggregate amount of $25.0 million or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness); provided, that if such failure to pay shall be remedied, waived or extended, then the Event of Default hereunder shall be deemed likewise to be remedied, waived or extended without further action by the Company;

(vi) a final judgment or judgments that exceed $25.0 million or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

(vii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case;

(b) consents to the entry of an order for relief against it in an involuntary case;

(c) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(d) makes a general assignment for the benefit of its creditors;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Company or any Material Subsidiary as debtor in an involuntary case;

(b) appoints a Custodian of the Company or any Material Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary; or

(c) orders the liquidation of the Company or any Material Subsidiary and the order or decree remains unstayed and in effect for 60 days;

(ix) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the Indenture and the Subsidiary Guarantee); or

(x)(a) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by the Indenture or the Security Documents) other than in accordance with the terms of the relevant Security Document and the Indenture and other than the satisfaction in full of all Obligations under the Indenture or the release or amendment of any such Lien in accordance with the terms of the Indenture or the Security Documents, or, except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Indenture and the relevant Security Document, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or (b) the enforceability thereof shall be contested by the Company or any Subsidiary Guarantor.

A Default as described in sub-clauses (iii) and (x)(a) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default (1) within 60 days after receipt of the notice of a Default under sub-clause (iii) above or (2) within 30 days after receipt of the notice of a Default under sub-clause (x)(a) above. The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases.

If an Event of Default (other than an Event of Default specified in sub-clauses (vii) and (viii) above) shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined pursuant to the provisions of the “Acceleration” section of the Indenture, will be due and payable immediately. If an Event of Default with respect to the Company specified in sub-clauses (vii) and (viii) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive such Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

The Holders may not enforce the provisions of the Indenture, the Notes or the Subsidiary Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power; provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with the covenant entitled “Change of Control”) if the Trustee determines that withholding such notice is in the Holders’ interest.

The Company is required to deliver to the Trustee a quarterly statement regarding compliance with the Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default and any other development, financial or otherwise, which might materially affect its business, properties or affairs or the ability of the Company to perform its obligations under the Indenture.

Reports

The Indenture provides that, as long as any of the Notes are outstanding, the Company will deliver to the Trustee and mail to each Holder within 15 days after the filing of the same with the SEC copies of the quarterly and annual reports and of the information, documents and other reports with respect to the Company and the Subsidiary Guarantors, if any, which the Company and the Subsidiary Guarantors may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Indenture will further provide that, notwithstanding that neither the Company nor any of the Subsidiary Guarantors may be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will continue to file with the SEC and provide the Trustee and Holders with such annual and quarterly reports and such information, documents and other reports with respect to the Company and the Subsidiary Guarantors as are required under Sections 13 and 15(d) of the Exchange Act. If filing of documents by the Company with the SEC as aforementioned in this paragraph is not permitted under the Exchange Act, the Company shall promptly upon written notice supply copies of such documents to any prospective Holder. The Company and each Subsidiary Guarantor will also comply with the other provisions of Section 314(a) of the Trust Indenture Act. For the avoidance of doubt, this covenant shall not require the Company to file any such reports, information or documents with the SEC within any specified time period and the obligation to deliver such reports, information or documents to the Trustee and Holders shall only arise after (and only to the extent) such reports, information or documents are filed with the SEC.

Discharge and Defeasance of Indenture

The Company and the Subsidiary Guarantors may discharge their obligations under the Notes, the Subsidiary Guarantees, the Indenture and the Security Documents and cause the release of all Liens on the

Collateral granted under the Security Documents by irrevocably depositing in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of, premium and interest on the Notes to maturity or redemption and the Notes mature or are to be called for redemption within one year, subject to meeting certain other conditions.

The Indenture permits the Company and the Subsidiary Guarantors to terminate all of their respective obligations under the Indenture with respect to the Notes and the Subsidiary Guarantees and under the Security Documents and cause the release of all Liens on the Collateral granted under the Security Documents, other than the obligation to pay interest on and the principal of the Notes and certain other obligations (“legal defeasance”), at any time by:

(1) depositing in trust with the Trustee, under an irrevocable trust agreement, cash or U.S. Government Obligations in an amount sufficient to pay principal of, premium and interest on the Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the Issue Date.

In addition, the Indenture permits the Company and the Subsidiary Guarantors to terminate all of their obligations under the Indenture with respect to certain covenants and Events of Default specified in the Indenture, and the Subsidiary Guarantees and the Liens on the Collateral granted under the Security Documents will be released (“covenant defeasance”), at any time by:

(1) depositing in trust with the Trustee, under an irrevocable trust agreement, cash or U.S. Government Obligations in an amount sufficient to pay principal of, premium and interest on the Notes to their maturity or redemption, as the case may be, and

(2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service, to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

Notwithstanding the foregoing, no discharge, legal defeasance or covenant defeasance described above will affect the following obligations to, or rights of, the Holders of the Notes:

•	rights of registration of transfer and exchange of Notes;

•	rights of substitution of mutilated, defaced, destroyed, lost or stolen Notes;

•	rights of Holders of the Notes to receive payments of principal thereof, premium, if any, and interest thereon, upon the original due dates therefor, but not upon acceleration;

•	rights, obligations, duties and immunities of the Trustee;

•	rights of Holders of Notes that are beneficiaries with respect to property so deposited with the Trustee payable to all or any of them; and

•	obligations of the Company to maintain an office or agency in respect of the Notes.

The Company or the Subsidiary Guarantors may exercise the legal defeasance option with respect to the Notes notwithstanding the prior exercise of the covenant defeasance option with respect to the Notes. If the Company or the Subsidiary Guarantors exercise the legal defeasance option with respect to the Notes, payment of the Notes may not be accelerated due to an Event of Default with respect to the Notes. If the Company or the Subsidiary Guarantors exercise the covenant defeasance option with respect to the Notes, payment of the Notes may not be accelerated due to an Event of Default with respect to the covenants to which such covenant defeasance is applicable. However, if acceleration were to occur by reason of another Event of Default, the realizable value at the acceleration date of the cash and U.S. Government Obligations in the defeasance trust could be less than the principal of, premium, if any, and interest then due on the Notes, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Transfer and Exchange

A Holder will be able to transfer or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

Amendment, Supplement and Waiver

Subject to certain exceptions, the Indenture, the Notes or the Security Documents may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) under, or compliance with any provision of, the Indenture or any Security Document may be waived with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, the Notes or the Security Documents or waive any provision thereof to cure any ambiguity, defect or inconsistency; to comply with the “Limitations on Mergers and Consolidations” section set forth in the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for any Subsidiary Guarantee of the Notes; to add security to or for the benefit of the Notes and, in the case of the Security Documents, to or for the benefit of the other secured parties named therein or holders of Other Pari Passu Lien Obligations or to confirm and evidence the release, termination or discharge of any Subsidiary Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture and the Security Documents; to add covenants or new events of default for the protection of the Holders of the Notes; to make any change that does not adversely affect the legal rights under the Indenture of any Holder; or to comply with or qualify the Indenture under the Trust Indenture Act.

Without the consent of each Holder affected, the Company may not:

(i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(ii) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption under the “Optional Redemption” section set forth in the Indenture;

(iv) make any Note payable in money other than that stated in the Note;

(v) make any change in the “Waiver of Past Defaults and Compliance with Indenture Provisions,” “Rights of Holders to Receive Payment” or, in part, the “With Consent of Holders” sections set forth in the Indenture;

(vi) modify the ranking or priority of the Notes or any Subsidiary Guarantee;

(vii) modify any of the provisions with respect to mandatory offers to repurchase Notes pursuant to the “Limitations on Asset Sales” or “Change of Control” covenants set forth in the Indenture after the obligation to make such mandatory offer to repurchase has arisen;

(viii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

(ix) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

In addition, without the consent of the Holders of 66 2/3% of the principal amount of the Notes then outstanding, the Company may not effect a release of all or substantially all of the Collateral other than pursuant to the terms of the Security Documents or as otherwise permitted by the Indenture.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

The Intercreditor Agreement may be amended from time to time with the consent of certain parties thereto. In addition, the Intercreditor Agreement and Security Documents may be amended from time to time at the sole request and expense of the Company, and without the consent of any First Priority Collateral Agent or the Notes Collateral Agent (A) to add other parties (or any authorized agent thereof or trustee therefor) holding First Priority Obligations or Other Pari Passu Lien Obligations that are incurred in compliance with the First Priority Documents, the Indenture and the Security Documents, (B) to establish that the Liens on any First Priority Collateral securing any such First Priority Obligations shall be senior under the Intercreditor Agreement to the Liens on such First Priority Collateral securing the Obligations under the Indenture, the Notes and the Subsidiary Guarantees on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment and (C) to establish that the Liens on any Notes Collateral securing any such Other Pari Passu Lien Obligations shall be pari passu under the Intercreditor Agreement with the Liens on such Notes Collateral securing the Obligations under the Indenture, the Notes and the Subsidiary Guarantees on the terms provided for in the Intercreditor Agreement in effect immediately prior to such amendment.

No Personal Liability of Incorporators, Shareholders, Officers, Directors or Employees

The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes, waives and releases all such liability.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the Indenture has been qualified under the TIA) or resign.

Subject to the provisions of the Intercreditor Agreement and the Security Documents, the Holders of a majority in principal amount of the then outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The

Indenture provides that in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

The Indenture, the Notes and the Subsidiary Guarantees will be governed by the laws of the State of New York.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

Except as set forth below or in the “Description of the Notes,” the new notes will be issued in registered, global form (the “Global Notes”) in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of this exchange offer.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream, Luxembourg), which may change from time to time.

The notes may be presented for registration of transfer and exchange at the corporate trust office of the notes trustee.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Neither we, the trustee, the notes collateral agent nor the paying agent take any responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

•	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

•

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream, Luxembourg) that are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the trustee, the paying agent, nor any agent of ours or the trustee has or will have any responsibility or liability for:

•

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

•	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be our responsibility or the responsibility of DTC or the trustee. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only participants in Euroclear and Clearstream, Luxembourg, interests in the Global Notes will trade in DTC’s Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

Transfers between the Participants will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary. However, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositories for Euroclear or Clearstream, Luxembourg.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither we nor the trustee nor any paying agent nor the initial purchasers nor any of our or their agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in registered form if:

•

DTC (1) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (2) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depositary; or

•

we, at our option, notify the trustee in writing that we elect to cause the issuance of the notes in certificated form (provided that under current industry practices, DTC would notify Participants of our determination, but would only withdraw beneficial interests from a Global Note at the request of Participants); or

•	there has occurred and is continuing a default or an event of default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the new notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The new notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time-zone differences, credits of interests in the Global Notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Global Notes settled during such processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the Global Notes by or through a Clearstream, Luxembourg participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

The following discussion is a summary of material U.S. Federal income tax consequences of the exchange offer to holders of original notes. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions as of the date hereof, all of which are subject to change, possibly with retroactive effect. This summary does not address all of the U.S. Federal income tax consequences that may be applicable to particular holders, including, among others, dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired original notes at original issue for cash and holds such original notes as a capital asset within the meaning of Section 1221 of the Code.

The exchange of original notes for new notes in the exchange offer will not constitute a taxable event to holders for U.S. Federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of a new note, the holder’s holding period for the new note will include the holder’s holding period for the original note exchanged therefor, and the holder’s basis in the new note will be the same as the holder’s basis in the original note immediately before the exchange.

Persons considering the exchange of original notes for new notes should consult their own tax advisors concerning the U.S. Federal income tax consequences to them in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

PLAN OF DISTRIBUTION

If you wish to exchange your original notes in the exchange offer, you will be required to make representations to us as described in “The Exchange Offer — Exchange Offer Procedures” in this prospectus and in the letter of transmittal. In addition, each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed to use our reasonable best efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 210 days after the date of this prospectus for use in connection with any such resale.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. Further, any broker-dealer who holds original notes acquired for its own account as a result of market-making activities or other trading activities, and who receives new notes in the exchange offer, may also be an “underwriter” within the meaning of the Securities Act and is required to deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

For a period of 210 days after the date of this prospectus, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the original notes, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the original notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The enforceability of the new notes and the guarantees offered in this prospectus, the binding obligations of Beazer Homes and the Subsidiary Guarantors pertaining to such notes and guarantees and other matters will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Certain legal matters as to the guarantees given by the Subsidiary Guarantors will be passed upon by Tune, Entrekin & White, P.C., Nashville, Tennessee; Barnes & Thornburg LLP, Indianapolis, Indiana; Holland & Knight LLP, Orlando, Florida; Hogan Lovells US LLP, Denver, Colorado; Greenbaum, Rowe, Smith & Davis LLP, Woodbridge, New Jersey; Walsh, Colucci, Lubeley, Emrich & Walsh PC, Prince William, Virginia; and Troutman Sanders LLP, Richmond, Virginia.

The addresses of the above named counsel are as follows:

King & Spalding LLP	1180 Peachtree St., N.E. Atlanta, Georgia 30309

Tune, Entrekin & White, PC	Suite 1700, Regions Center 315 Deaderick Street Nashville, Tennessee 37238-1700

Barnes & Thornburg LLP	11 S. Meridian Street Indianapolis, Indiana 46204-3535

Holland & Knight LLP	200 South Orange Avenue, Suite 2600 Orlando, Florida 32801

Hogan Lovells US LLP	One Tabor Center, Suite 1500 1200 Seventeenth Street Denver, CO 80202

Greenbaum, Rowe, Smith & Davis LLP	Metro Corporate Campus One P.O. Box 5600 Woodbridge, NJ 07095-0988

Walsh, Colucci, Lubeley, Emrich & Walsh PC	1 B. Market Street, Third Floor Leesburg, VA 20176-3014

Troutman Sanders LLP	1001 Haxall Point Richmond, VA 23219

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2012, and the effectiveness of Beazer Homes USA, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and accordingly, file reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-4, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov. To receive copies of public records not posted to the SEC’s web site at prescribed rates, you may complete an online form at http://www.sec.gov, send a fax to (202) 772-9337 or submit a written request to the SEC, Office of FOIA/PA Operations, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

In addition, our common stock is traded as “BZH” on the New York Stock Exchange. Because our common stock is listed on the New York Stock Exchange, reports and other information concerning us can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement filed with the SEC. The SEC allows us to “incorporate by reference” selected documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, filed on November 13, 2012;

•	our Current Reports on Form 8-K filed on October 12, 2012 and November 13, 2012 (Item 5.02 only); and

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 from our definitive proxy statement on Schedule 14A, filed on December 22, 2011.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering made by this prospectus are to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company or the initial purchasers. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of the company since the date hereof.

PROSPECTUS

Beazer Homes USA, Inc.

Offer to Exchange

6.625% Senior Secured Notes due 2018,

which have been registered under the Securities Act of 1933,

for any and all outstanding

6.625% Senior Secured Notes due 2018,

which have not been registered under the Securities Act of 1933

                , 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification of the Officers and Directors of Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. under Delaware Law.

Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. are corporations organized under the laws of the State of Delaware.

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) enables a corporation incorporated in the State of Delaware to eliminate or limit, through provisions in its original or amended certificate of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation incorporated in the State of Delaware may indemnify any person or persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A corporation incorporated in the State of Delaware may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.

Section 145(g) of the DGCL authorizes a corporation incorporated in the State of Delaware to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

The certificates of incorporation of Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that no director shall be personally liable to the corporation or its stockholders for violations of the director’s fiduciary duties, except to the extent that a director’s liability may not be limited as described above in the discussion of Section 102(b)(7) of the DGCL.

Indemnification of the Officers and Directors of Beazer Homes USA, Inc.

The bylaws of Beazer Homes USA, Inc., provide that the corporation shall indemnify and hold harmless to the fullest extent authorized by Delaware law or by other applicable law as then in effect, any person who was or is a party to or is threatened to be made a party to or is involved in (including, without limitation, as a witness) any proceeding, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, or employee of the corporation or, while a director, officer, or employee of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent or manager of another corporation, partnership, limited liability company, joint venture, trust or other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or manager or in any other capacity while serving as a director, officer, employee, agent or manager, against all expense, liability and loss (including attorneys’ and other professionals’ fees, judgments, fines, ERISA taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith.

Furthermore, the bylaws of Beazer Homes USA, Inc., provide that the corporation shall, to the fullest extent authorized by Delaware law, advance (or if previously paid by any Indemnitee who serves or served as a director or executive officer of the corporation on or after June 30, 2008 (each a “Class 1 Indemnitee”), reimburse) to any Class 1 Indemnitee funds sufficient for the payment of all expenses (including attorneys’ and other professionals’ fees and disbursements and court costs) actually and reasonably incurred by such Class 1 Indemnitee in connection with the investigation of, response to, defense (including any appeal) of or settlement of any proceeding, in the case of each such proceeding upon receipt of an undertaking by or on behalf of such Class 1 Indemnitee to repay such amount if it shall ultimately be determined that such Class 1 Indemnitee is not entitled to be indemnified by the corporation against such expenses. No collateral securing or other assurance of performance of such undertaking shall be required of such Class 1 Indemnitee by the corporation.

The bylaws of Beazer Homes USA, Inc., also provide that the corporation may, by action of its Board of Directors, grant rights to advancement of expenses to any Indemnitee who is not a Class 1 Indemnitee and rights to indemnification and advancement of expenses to any agents of the corporation with the same scope and effect as the provisions with respect to the indemnification of and advancement of expenses to Class 1 Indemnitees. By resolution adopted by affirmative vote of a majority of the Board of Directors, the Board of Directors may delegate to the appropriate officers of the corporation the decision to grant from time to time rights to advancement of expenses to any Indemnitee who is not a Class 1 Indemnitee and rights to indemnification and advancement of expenses to any agents of the corporation.

Under the bylaws of Beazer Homes USA, Inc., no Indemnitee shall be entitled to any advance or reimbursement by the corporation of expenses, or to indemnification from or to be held harmless by the corporation against expenses, incurred by him or her in asserting any claim or commencing or prosecuting any suit, action or proceeding (or part thereof) against the corporation (except as provided below) or any subsidiary of the corporation or any current or former director, officer, employee or agent of the corporation or of any subsidiary of the corporation, but such advancement (or reimbursement) and indemnification and hold harmless rights may be provided by the corporation in any specific instance as permitted by the bylaws, or in any specific instance in which the Board shall first authorize the commencement or prosecution of such a suit, action or proceeding (or part thereof) or the assertion of such a claim.

Notwithstanding the above, if a claim is not timely paid in full by Beazer Homes USA, Inc. after a written claim has been received by the corporation, an Indemnitee or Class 1 Indemnitee (as appropriate) may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee or Class 1 Indemnitee (as appropriate) shall be entitled to be paid also the expense of prosecuting such suit. The Indemnitee or Class 1 Indemnitee (as appropriate) shall be presumed to be entitled to indemnification and advancement of expenses under upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses where the required undertaking, if any is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the Indemnitee or Class 1 Indemnitee (as appropriate) is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled. These rights to indemnification and advancement (or reimbursement) of expenses shall be enforceable by any person entitled to such indemnification or advancement (or reimbursement) of expenses in any court of competent jurisdiction. Notice of any application to a court by an Indemnitee shall be given to the corporation promptly upon the filing of such application; provided, however, that such notice shall not be a requirement for an award of or a determination of entitlement to indemnification or advancement (or reimbursement) of expenses.

The indemnification and advancement of expenses provided in the Beazer Homes USA, Inc. bylaws shall be deemed independent of, and shall not be deemed exclusive of or a limitation on, any other rights to which any person seeking indemnification or advancement of expenses may be entitled or acquired under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or of disinterested directors or otherwise, both as to such person’s official capacity and as to action in another capacity while holding such office.

In addition, the bylaws of Beazer Homes USA, Inc., provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Beazer Homes USA, Inc. has also entered into indemnification agreements with each of its executive officers and directors providing such officers and directors indemnification and expense advancement and for the continued coverage of such person under its directors’ and officers’ insurance programs.

Indemnification of the Officers and Directors of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc.

The bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the corporation shall indemnify each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnitee”), against expenses (including attorneys’ and other professionals’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding, if the Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The corporation shall indemnify an Indemnitee in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that any indemnification pursuant to the bylaws (except indemnification ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination the indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct described above. However, to the extent that an Indemnitee is successful on the merits or otherwise in the defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against reasonable expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by the Indemnitee in connection therewith, without the necessity of authorization in the specific case.

Furthermore, the bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the expenses (including attorney’s and other professionals’ fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the corporation in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation pursuant to the bylaws.

The bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. also provide that the indemnification and advancement of expenses provided in the bylaws shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of the bylaws, agreement or contract, by vote of the stockholders or of the disinterested directors or pursuant to the direction of any court of competent jurisdiction.

In addition, the bylaws of Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Indemnification of the Officers and Directors of Beazer Allied Companies Holdings, Inc., Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and Beazer Realty Sacramento, Inc.

Beazer Allied Companies Holdings, Inc., Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and Beazer Realty Sacramento, Inc. are corporations organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of directors and officers see the discussion in “Indemnification of Officers and Directors of Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. under Delaware Law” above.

The certificates of incorporation of Beazer Allied Companies Holdings, Inc., Beazer Homes Indiana Holdings Corp., Beazer General Services, Inc., Beazer Realty Los Angeles, Inc. and Beazer Realty Sacramento, Inc. provide that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability thereof is not permitted under the DGCL. The bylaws of these entities provide that the corporation shall indemnify members of the board of directors to the fullest extent permitted by the DGCL and that the corporation may, if authorized by the board of directors, indemnify its officers, employees, agents and any and all other persons who may be indemnified by the corporation against any and all expenses and liabilities.

Indemnification of the Officers and Directors of Homebuilders Title Services, Inc.

Homebuilders Title Services, Inc. is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of directors and officers see the discussion in “Indemnification of Officers and Director of Beazer Homes USA, Inc., Beazer Homes Holdings Corp., Beazer Homes Sales, Inc., Beazer Mortgage Corporation and Beazer Homes Texas Holdings, Inc. under Delaware Law” above.

The certificate of incorporation of Homebuilders Title Services, Inc. provides that that no director shall be personally liable to the corporation or its stockholders for violations of the director’s fiduciary duties to the fullest extent permitted by the DGCL.

The bylaws of Homebuilders Title Services, Inc. provide that the corporation shall indemnify any director or officer who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding and/or the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The corporation shall indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that a court in which such action or suit is brought determines that such person is fairly and reasonably entitled to indemnity.

Furthermore, the bylaws of Homebuilders Title Services, Inc. provide that the expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the corporation. The indemnification and advancement of expenses provided in the bylaws is not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of the bylaws, agreement, contract or by vote of the stockholders or of the disinterested directors.

Indemnification of the General Partners of Beazer Homes Texas, L.P. and BH Building Products, LP

Beazer Homes Texas, L.P. and BH Building Products, LP are limited partnerships organized under the laws of the State of Delaware. Pursuant to Section 17-108 of the Delaware Revised Uniform Limited Partnership Act (the “Act”), a limited partnership may, subject to the standards set forth in the partnership agreement, indemnify and hold harmless any partner or other person from and against any and all claims and demands.

Pursuant to the agreements of limited partnership of Beazer Homes Texas, L.P. and BH Building Products, LP, neither their respective general partners nor any affiliate of the general partners shall have any liability to the limited partnership or any partner for any loss suffered by the applicable limited partnership which arises out of any action or inaction of the applicable general partner, so long as such general partner or its affiliates in good faith has determined that such action or inaction did not constitute fraud or misconduct. Further, pursuant to such agreements of limited partnership, each general partner and its affiliates shall be indemnified by the limited partnership to the fullest extent permitted by law against any losses, judgments, liabilities, damages, expenses and amounts paid in settlement of any claims sustained in connection with acts performed or omissions that are within the scope of the applicable limited partnership agreement, provided that such claims are not the result of fraud or willful misconduct. The limited partnerships may advance to their respective general partners or their affiliates any amounts required to defend any claim for which they may be entitled to indemnification. If it is ultimately determined that their respective general partners or their affiliates are not entitled to indemnification, then such person must repay any amounts advanced by the limited partnership.

Indemnification of the Officers and Directors of April Corporation

April Corporation is a corporation organized under the laws of the State of Colorado. Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act (“CBCA”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the CBCA, a corporation may purchase insurance on behalf of an officer or director of the corporation against any liability incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the CBCA.

The articles of incorporation of April Corporation provide that the corporation may indemnify each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, fiduciary or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The corporation shall indemnify directors, officers, employees, fiduciaries and agents of the corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable for negligence or misconduct in the performance of the persons duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

The articles of April Corporation provide that any indemnification pursuant to the articles (except indemnification ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination the indemnification of the director, employee, fiduciary or agent is proper in the circumstances because that person has met the applicable standard of conduct described above. However, to the extent that a director, employee, fiduciary or agent is successful on the merits or otherwise in the defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, that person shall be indemnified against reasonable expenses (including attorneys’ and other professionals’ fees) actually and reasonably incurred by in connection therewith, without the necessity of authorization in the specific case.

Furthermore, the articles of April Corporation provide that the expenses (including attorney’s and other professionals’ fees) incurred by an officer or director in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding may, but shall not be required to, be paid by the corporation in advance of the final disposition of the suit, action or proceeding upon receipt of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification by the corporation pursuant to the bylaws.

The articles of April Corporation also provide that the indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any other provision of the bylaws, agreement or contract, by vote of the stockholders or of the disinterested directors.

In addition, the articles of April Corporation provide that the corporation may purchase and maintain liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the corporation.

Indemnification of the Officers and Directors of Beazer Realty Corp.

Beazer Realty Corp. is a corporation organized under the laws of the State of Georgia. Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code (“GBCC”) provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the GBCC, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the GBCC. The bylaws of Beazer Realty Corp. (“Realty”) provide that Realty shall indemnify each officer and director to the fullest extent allowed by Georgia law and that Realty may obtain insurance on behalf of such officers and directors against any liabilities asserted against such persons whether or not Realty would have the power to indemnify them.

Indemnification of the Managers and Members of Beazer SPE, LLC

Beazer SPE, LLC is a limited liability company organized under the laws of the State of Georgia. Section 14-11-306 of the Georgia Limited Liability Company Act provides that subject to the standards and restrictions, if any, set forth in the article of organization or written operating agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company; provided that a limited liability company shall not have the power to indemnify any member or manager for (i) for his or her intentional misconduct or knowing violation of the law or (ii) for any transaction for which the person received a personal benefit in violation of any provision of a written operating agreement. The operating agreement of Beazer SPE, LLC provides that members, employees and agents shall be entitled to indemnification to the fullest extent permitted by law.

Indemnification of the Partners of Beazer Homes Indiana LLP

Beazer Homes Indiana LLP is a limited liability partnership under the laws of the State of Indiana. Section 23-4-1-18 of the Indiana Uniform Partnership Act provides that a partnership must indemnify every partner in respect of payments made and personal liabilities reasonably incurred by him or her in the ordinary and proper conduct of its business, or for the preservation of its business or property. The partnership agreement of Beazer Homes Indiana LLP provides that it shall indemnify the managing partner and hold it harmless against liability to third parties for acts or omissions within the scope of authority as managing partner under the partnership agreement.

Indemnification of the Members and Managers of Paragon Title, LLC and Trinity Homes, LLC

Paragon Title, LLC and Trinity Homes, LLC are limited liability companies organized under the laws of the State of Indiana. Section 23-18-4-4 of the Indiana Business Flexibility Act provides that a written operating agreement of a limited liability company may provide for the indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because such person is or was a member or manager. Pursuant to Section 23-18-2-4(5) of the Indiana Business Flexibility Act, articles of organization may include any other manners not inconsistent with the Indiana Business Flexibility Act that the members agree to include, including any matters that are required to be or may be included in an operating agreement.

The articles of organization of Paragon Title, LLC and Trinity Homes, LLC each provide that the company shall indemnify any member, organizer or manager (and the responsible officers, directors and other representatives of such member, organizer or manager), to the greatest extent not inconsistent with the laws and public policies of the State of Indiana, who is made a party to any proceeding because such person was or is a member, organizer or manager (or the responsible officers, directors and other representatives of such member, organizer or manager), as a matter of right against all liability incurred by such person in connection with such proceeding, provided that (i) the members determine that the person has met the standard required for indemnification or (ii) the person is wholly successful on the merits or otherwise in the defense of such proceeding. A person will meet the standard required for indemnification if (i) the person conducted himself or herself in good faith, (ii) such person reasonably believed that his or her conduct was in or at least not opposed to the company, (iii) in the case of any criminal proceeding, such person had no reasonable cause to believe his or her conduct was unlawful, and (iv) such person’s liability was not the result of the person’s willful misconduct, recklessness, violation of the company’s operating agreement or any improperly obtained financial or other benefit to which the person was not legally entitled.

The articles of organization of Paragon Title, LLC and Trinity Homes, LLC also provide that each company shall reimburse or pay the expenses of any member or manager (and the responsible officers and directors of such member or manager) in advance of the final disposition of the proceeding, provided that (i) the members make a determination that such person met the applicable standard of conduct, (ii) the person provides a written undertaking to repay any advancements if it is ultimately determined that such person is not entitled to them, and (iii) the person provides the company with an affirmation that he or she has met the applicable standard of conduct. The company may purchase insurance for the benefit of any person entitled to indemnification under the articles of organization.

Indemnification of the Members and Managers of Beazer Clarksburg, LLC, Clarksburg Arora LLC and Clarksburg Skylark, LLC

Beazer Clarksburg, LLC, Clarksburg Arora LLC and Clarksburg Skylark, LLC are limited liability companies organized under the laws of the State of Maryland. Section 4A-203 permits a limited liability company to indemnify and hold harmless any member, agent or employee from and against all claims and demands, except in the case of action or failure to act by the member, agent or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any set forth in the articles of organization or operating agreement.

The operating agreement of Beazer Clarksburg, LLC provides that no member or manager shall be liable, responsible or accountable in damages or otherwise to any other member or to the company for any act or omission performed or omitted by such person except for acts of gross negligence or intentional wrongdoing. The operating agreement also provides that the company shall endeavor to obtain liability or other insurance payable to the company (or as otherwise agreed by the members) to protect the company and the members from the acts or omissions of each of the members.

The operating agreement of Clarksburg Arora LLC provides that the company will indemnify and defend the managers and members for all loss, liability, damage, cost or expense (including reasonable attorneys’ fees) incurred by reason of any demands, claims, suits, actions or proceedings arising out of (i) the manager’s or member’s relationship to the company or (ii) the fact that the member or manager served in the capacity of a member or manager of the company, except of loss, liability, damage, cost or expense arising out theft, fraud, willful misconduct or gross negligence.

Indemnification of the Officers and Directors of Beazer/Squires Realty, Inc.

Beazer/Squires Realty, Inc. is a corporation organized under the laws of the State of North Carolina. Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act (“NCBA”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the NCBA, a corporation may purchase insurance on behalf of an officer or director of the corporation for amounts incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the NCBA.

The bylaws of Beazer/Squires Realty, Inc. provide that any person who serves or has served as a director or who while serving as a director serves or has served, at the request of the corporation as a director, officer, partner, trustee, employee or agent of another entity or trustee or administrator under an employee benefit plan, shall have the right to be indemnified by the corporation to the fullest extent of the law for reasonable expenses, including attorneys’ fees, and reasonable payments for judgments, decrees, fines, penalties or settlements of proceedings seeking to hold him or her liable as a result of his or her service to the corporation.

Indemnification of the Officers and Directors of Beazer Realty, Inc.

Beazer Realty, Inc. (“Beazer Realty”) is a corporation organized under the laws of the State of New Jersey. Section 14A:3-5 of the New Jersey Business Corporation Act (“NJBCA”) provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the NJBCA, a corporation may purchase insurance on behalf of an officer or director of the corporation against incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the NJBCA. The certificate of incorporation and the bylaws of Beazer Realty provide that Beazer Realty shall indemnify its officers and directors to the fullest extent allowed by law.

Indemnification of the Officers and Directors of the Beazer Homes Corp.

Beazer Homes Corp. is a corporation organized under the laws of the State of Tennessee. Sections 48-18-501 through 48-18-509 of the Tennessee Business Corporation Act (“TBCA”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the TBCA, a corporation may purchase insurance on behalf of an officer or director of the corporation against incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the TBCA. The charter and bylaws of Beazer Homes Corp. do not address the indemnification of officers and directors.

Indemnification of the Officers and Directors of Homebuilders Title Services of Virginia, Inc.

Homebuilders Title Services of Virginia Inc. is a corporation organized under the laws of the Commonwealth of Virginia. Sections 13.1-697 through 13.1-704 of the Virginia Stock Corporation Act (“VSCA”) provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the VSCA, a corporation may purchase insurance on behalf of an officer or director of the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the VSCA. The bylaws of Homebuilders Title Services of Virginia Inc. provide that the corporation shall indemnify officers and directors to the fullest extent allowed by law.

Indemnification of the Members and Managers of Beazer Commercial Holdings, LLC, Beazer Homes Investments, LLC, Beazer Realty Services, LLC, Beazer Homes Michigan, LLC, Dove Barrington Development LLC and BH Procurement Services, LLC

Beazer Commercial Holdings, LLC, Beazer Homes Investments, LLC, Beazer Realty Services, LLC, Beazer Homes Michigan, LLC, Dove Barrington Development LLC and BH Procurement Services, LLC are limited liability companies organized under the laws of the State of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Neither the certificate of formation nor the operating agreement of any of Beazer Commercial Holdings, LLC, Beazer Homes Investments, LLC, Beazer Realty Services, LLC or BH Procurement Services, LLC address indemnification of members or managers.

The operating agreement of Dove Barrington Development LLC provides that the company will indemnify, defend and hold harmless members and their partners, officers, directors, shareholders, members, managers, employees and agents from and against any and all claims, demands, obligations, damages, actions, causes of action, suits, losses, judgments, fines, penalties liabilities, costs and expenses (including, without limitation, attorneys’ fees, court costs and other professional fees and costs incurred as a result of such claims) arising out of a good faith act or omission by such indemnified person.

Indemnification of the Members and Managers of Elysian Heights Potomia, LLC

Elysian Heights Potomia, LLC is a limited liability company organized under the laws of the Commonwealth of Virginia. Section 13.1-1025 of the Virginia Limited Liability Company Act (“VLLCA”) provides for a limitation on the amount of damages that can be assessed against a member of manager to the lesser of (i) the monetary amount, including the elimination of liability, provided for in the articles of organization or operating agreement or (ii) or the greater of $100,000 or the amount of compensation provided to the member or manager by the limited liability company in the preceding twelve months. However, under the VLLCA, the liability of a manager or member will not be limited if the manager or member engaged in willful misconduct or a knowing violation of criminal law.

The operating agreement of Elysian Heights Potomia, LLC provides that the company will indemnify and hold harmless members and their respective members, directors, officers, employees and agents from and against any cost, expense, claim, liability or damage incurred by reason of such individual’s relationship to the company (including, without limitation, reasonable attorney’s fees incurred in connection with defense of any such act or omission). However, the company will not indemnify members for any act or omission constituting willful misconduct or gross negligence.

Indemnification of the Members and Managers of Arden Park Ventures, LLC

Arden Park Ventures, LLC is a limited liability company organized under the laws of the State of Florida. Section 608.4229 of the Florida Limited Liability Company Act (the “FLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or operating agreement, a limited liability company shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Notwithstanding the foregoing, indemnification or advancement of expenses shall not be made to or on behalf of any member, manager, managing member, officer, employee, or agent if a judgment or other final adjudication establishes that the actions, or omissions to the act, of such person were material to the cause of action so adjudicated and certain additional requirements are met. The articles of organization of Arden Park Ventures, LLC do not address indemnification of members or managers. Arden Park Ventures, LLC does not currently have an operating agreement in place.

Item 21. Exhibits.

The exhibits listed below in the “Index to Exhibits” are part of this Registration Statement on Form S-4 and are numbered in accordance with Item 601 of Regulation S-K.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on November 20, 2012.

BEAZER HOMES USA, INC.

By:	/s/ Allan P. Merrill
Allan P. Merrill President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Non-Executive Chairman, Director	November 20, 2012

/s/ Elizabeth S. Acton Elizabeth S. Acton	Director	November 20, 2012

/s/ Laurent Alpert Laurent Alpert	Director	November 20, 2012

/s/ Peter G. Leemputte Peter G. Leemputte	Director	November 20, 2012

Signature	Title	Date

/s/ Norma A. Provencio Norma A. Provencio	Director	November 20, 2012

/s/ Larry T. Solari Larry T. Solari	Director	November 20, 2012

/s/ Stephen P. Zelnak, Jr. Stephen P. Zelnak, Jr.	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

APRIL CORPORATION

BEAZER ALLIED COMPANIES HOLDINGS, INC.

BEAZER GENERAL SERVICES, INC.

BEAZER HOMES CORP.

BEAZER HOMES HOLDINGS CORP.

BEAZER HOMES INDIANA HOLDINGS CORP.

BEAZER HOMES SALES, INC.

BEAZER HOMES TEXAS HOLDINGS, INC.

BEAZER REALTY CORP.

BEAZER REALTY, INC.

BEAZER REALTY LOS ANGELES, INC.

BEAZER REALTY SACRAMENTO, INC.

BEAZER/SQUIRES REALTY, INC.

HOMEBUILDERS TITLE SERVICES OF   VIRGINIA, INC.

HOMEBUILDERS TITLE SERVICES, INC.

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

BEAZER MORTGAGE CORPORATION

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

BEAZER HOMES INDIANA LLP

By:	BEAZER HOMES INVESTMENTS, LLC,
its Managing Partner

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

ARDEN PARK VENTURES, LLC BEAZER CLARKSBURG, LLC BEAZER COMMERCIAL HOLDINGS, LLC DOVE BARRINGTON DEVELOPMENT LLC BEAZER HOMES INVESTMENTS, LLC BEAZER HOMES MICHIGAN, LLC ELYSIAN HEIGHTS POTOMIA, LLC

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

BEAZER HOMES TEXAS, L.P.

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

BEAZER REALTY SERVICES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

BEAZER SPE, LLC

By:	BEAZER HOMES HOLDINGS CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

BH BUILDING PRODUCTS, LP

By:	BH PROCUREMENT SERVICES, LLC,
its General Partner

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

BH PROCUREMENT SERVICES, LLC

By:	BEAZER HOMES TEXAS, L.P.,
its Sole Member

By:	BEAZER HOMES TEXAS HOLDINGS, INC.,
its General Partner

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

PARAGON TITLE, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Sole Member and Manager

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

TRINITY HOMES, LLC

By:	BEAZER HOMES INVESTMENTS, LLC,
its Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

CLARKSBURG ARORA LLC

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on November 20, 2012.

CLARKSBURG SKYLARK, LLC

By:	CLARKSBURG ARORA LLC,
its Sole Member

By:	BEAZER CLARKSBURG, LLC,
its Sole Member

By:	BEAZER HOMES CORP.,
its Sole Member

By:	/s/ Robert L. Salomon
Robert L. Salomon Executive Vice President

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints Allan P. Merrill, Robert L. Salomon and Kenneth F. Khoury his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan P. Merrill Allan P. Merrill	President, Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2012

/s/ Robert L. Salomon Robert L. Salomon	Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	November 20, 2012

/s/ Brian C. Beazer Brian C. Beazer	Director	November 20, 2012

INDEX TO EXHIBITS

EXHIBIT INDEX

Exhibit No.		Description

4.1	(a)	Section 382 Rights Agreement, dated as of November 12, 2010, between Beazer and American Stock Transfer & Trust Company, LLC, as rights agent — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on November 16, 2010 (File No. 001-12822).

4.1	(b)	First Amendment to Section 382 Rights Agreement, dated December 6, 2010, between Beazer and American Stock Transfer & Trust Company, LLC, as rights agent — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on December 8, 2010 (File No. 001-12822).

4.2	(a)	Indenture, dated as of April 17, 2002, among Beazer, the Guarantors party thereto and U.S. Bank Trust National Association, as trustee — incorporated herein by reference to Exhibit 4.11 of the Company’s Registration Statement on Form S-4 (Registration No. 333-92470) filed on July 16, 2002.

4.2	(b)	Form of Fifth Supplemental Indenture, dated as of June 8, 2005, by and among Beazer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to Beazer’s 6 7/8% Senior Notes due 2015 — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on June 13, 2005 (File No. 001-12822).

4.2	(c)	Seventh Supplement Indenture, dated as of January 9, 2006, to the Trust Indenture dated as of April 17, 2002 — incorporated herein by reference to Exhibit 99.2 of the Company’s Form 8-K filed on January 17, 2006 (File No. 001-12822).

4.2	(d)	Form of Eighth Supplemental Indenture, dated June 6, 2006, by and among Beazer, the guarantors named therein and UBS Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities, Inc., Wachovia Capital Markets, LLC, Deutsche Bank Securities Inc., BNP Paribas Securities Corp. and Greenwich Capital Markets, related to Beazer’s 8.125% Senior Notes due 2016 — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on June 8, 2006 (File No. 001-12822).

4.2	(e)	Ninth Supplemental Indenture, dated October 26, 2007, amending and supplementing the Indenture, dated April 17, 2002, among Beazer, US Bank National Association, as trustee, and the subsidiary guarantors party thereto — incorporated herein by reference to Exhibit 10.3 of the Company’s Form 8-K filed on October 30, 2007 (File No. 001-12822).

4.2	(f)	Twelfth Supplemental Indenture, dated May 10, 2010, between Beazer and U.S. Bank National Association, as trustee, related to Beazer’s 7.00% Senior Amortizing Notes due 2013 — incorporated herein by reference to Exhibit 4.4 of the Company’s Form 8-K filed on May 10, 2010 (File No. 001-12822).

4.2	(g)	Thirteenth Supplemental Indenture, dated May 20, 2010, between Beazer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to Beazer’s 9.125% Senior Notes due 2018 — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on May 20, 2010 (File No. 001-12822).

4.2	(h)	Fourteenth Supplemental Indenture, dated November 12, 2010, between Beazer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee, related to Beazer’s 9.125% Senior Notes due 2019 — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on November 18, 2010 (File No. 001-12822).

4.2	(i)	Fifteenth Supplemental Indenture, dated July 22, 2011, between Beazer and U.S. Bank National Association, as trustee, amending and supplementing the Thirteenth Supplemental Indenture, dated May 20, 2010, and the Fourteenth Supplemental Indenture, dated November 12, 2010 — incorporated herein by reference to Exhibit 10.2 of the Company’s Form 10-Q for the quarter ended June 30, 2011 (File No. 001-12822).

Exhibit No.		Description

4.2	(j)	Sixteenth Supplemental Indenture, dated July 16, 2012, between Beazer and U.S. Bank National Association, as trustee, related to Beazer’s 6.00% Senior Amortizing Notes due 2015 — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on July 16, 2012 (File No. 001-12822).

4.3	(a)	Form of Junior Subordinated indenture between Beazer and JPMorgan Chase Bank, National Association, dated June 15, 2006 — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on June 21, 2006 (File No. 001-12822).

4.3	(b)	Form of the Amended and Restated Trust Agreement among Beazer, JPMorgan Chase Bank, National Association, Chase Bank USA, National Association and certain individuals named therein as Administrative Trustees, dated June 15, 2006 — incorporated herein by reference to Exhibit 4.2 of the Company’s Form 8-K filed on June 21, 2006 (File No. 001-12822).

4.4	(a)	Indenture, dated January 12, 2010, between Beazer Homes USA, Inc. and the U.S. Bank National Association, as trustee — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on January 12, 2010 (File No. 001-12822).

4.4	(b)	First Supplemental Indenture, dated January 12, 2010, between Beazer and U.S. Bank National Association, as trustee, related to Beazer’s 7 1/2% Mandatory Convertible Subordinated Notes due 2013 — incorporated herein by reference to Exhibit 4.2 of the Company’s Form 8-K filed on January 12, 2010 (File No. 001-12822).

4.5	(a)	Indenture, dated July 18, 2012, for 6.625% Senior Secured Notes due 2018, between Beazer Homes USA, Inc., the subsidiary guarantors party thereto, U.S. Bank National Association, as trustee, and Wilmington Trust, National Association, as collateral trustee — incorporated herein by reference to Exhibit 4.1 of the Company’s Form 8-K filed on July 20, 2012 (File No. 001-12822).

4.5	(b)	Form of 6.625% Senior Secured Note due 2018 (included in Exhibit 4.5(a) hereto)

4.5	(c)	Registration Rights Agreement for 6.625% Senior Secured Notes due 2018, dated July 18, 2012, by and among Beazer, the subsidiary guarantors party thereto, and the Initial Purchasers — incorporated herein by reference to Exhibit 4.3 of the Company’s Form 8-K filed on July 19, 2012 (File No. 001-12822).

5.1		Opinion of King & Spalding LLP

5.2		Opinion of Tune, Entrekin & White, P.C.

5.3		Opinion of Barnes & Thornburg LLP

5.4		Opinion of Holland & Knight LLP

5.5		Opinion of Hogan Lovells US LLP

5.6		Opinion of Greenbaum, Rowe, Smith & Davis LLP

5.7		Opinion of Walsh, Colucci, Lubeley, Emrich & Walsh PC

5.8		Opinion of Troutman Sanders LLP

12.1		Statement of Computation of Ratio of Earnings to Fixed Charges

23.1		Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2		Consent of King & Spalding LLP (included in Exhibit 5.1 hereto)

23.3		Consent of Tune, Entrekin & White, P.C. (included in Exhibit 5.2 hereto)

23.4		Consent of Barnes & Thornburg LLP (included in Exhibit 5.3 hereto)

23.5		Consent of Holland & Knight LLP (included in Exhibit 5.4 hereto)

23.6		Consent of Hogan Lovells US LLP (included in Exhibit 5.5 hereto)

Exhibit No.	Description

23.7	Consent of Greenbaum, Rowe, Smith & Davis LLP (included in Exhibit 5.6 hereto)

23.8	Consent of Walsh, Colucci, Lubeley, Emrich & Walsh PC (included in Exhibit 5.7 hereto)

23.9	Consent of Troutman Sanders LLP (included in Exhibit 5.8 hereto)

24.1	Powers of Attorney (included on the signature pages hereto)

25.1	Form T-1 Statement of Eligibility and Qualification of the Trustee with respect to the 6.625% Senior Secured Notes due 2018

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery